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                                EXHIBIT 10.16








            RAMUS MEDICAL TECHNOLOGIES - PDT CARDIOVASCULAR, INC.

                             INVESTMENT AGREEMENT


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                         RAMUS MEDICAL TECHNOLOGIES -
                           PDT CARDIOVASCULAR, INC.

                             INVESTMENT AGREEMENT

     THIS RAMUS MEDICAL TECHNOLOGIES - PDT CARDIOVASCULAR, INC. INVESTMENT AGREEMENT (the "AGREEMENT") is made as of the 27th day of December, 1996 by and between RAMUS MEDICAL TECHNOLOGIES, a California corporation (the "COMPANY") and PDT CARDIOVASCULAR, INC., a Delaware corporation ("PDTC").

WHEREAS:

     A. PDTC has agreed to purchase ***** shares of the Company's Series A Preferred Stock at a price of ***** per share;

     B. The Company, and its shareholders, have agreed to grant to PDTC an option to acquire the Company for a price of ***** , as more fully described herein (the "PDTC OPTION"); and

     C. PDTC and the Company have also agreed to execute a development agreement pursuant to which PDTC will have exclusive rights to the Company's technology for photodynamic therapy applications, as more fully described herein (the "CO-DEVELOPMENT AGREEMENT").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   PURCHASE AND SALE OF STOCK.

          1.1  SALE AND ISSUANCE OF SERIES A PREFERRED STOCK.

               (a) The Company shall adopt and file with the Secretary of State of California on or before the Closing (as defined below) Restated Articles of Incorporation in the form attached hereto as ANNEX A.

               (b) Subject to the terms and conditions of this Agreement, PDTC agrees to purchase at the Closing, and the Company agrees to sell and issue to PDTC ***** shares (the "SHARES") of the Series A Preferred Stock at a price of ***** per share.

          1.2 CLOSING. The purchase and sale of the Shares shall take place at the offices of the Company at 10:00 a.m. on December 27, 1996, or at such other time and place as the Company and PDTC mutually agree upon orally or in writing (which time and place are designated as the "CLOSING"). At the Closing, the Company shall deliver to PDTC a certificate representing the Shares which PDTC is purchasing by delivery to the Company of a check or wire transfer in the amount of the purchase price therefor payable to the Company's order.

*****Confidential Treatment Requested

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     2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to PDTC that:

          2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as proposed to be conducted in its Business Plan dated July 1996 (the "BUSINESS PLAN") heretofore furnished to PDTC. The Company is not required to be qualified as a foreign corporation in any state in which the failure to be so qualified would have a material adverse effect on the Company.

          2.2 CAPITALIZATION. The authorized capital of the Company consists or will consist as of the Closing of:

               (a) PREFERRED STOCK. Five Million (5,000,000) shares of preferred stock (the "PREFERRED STOCK"), of which Two Million Five Hundred Thousand (2,500,000) such shares have been designated Shares. The rights, privileges and preferences of the Shares are as stated in the Company's Restated Articles of Incorporation attached hereto as ANNEX A.

               (b) COMMON STOCK. Fifteen Million (15,000,000) shares of common stock (the "COMMON STOCK") have been authorized for issuance, of which (i) Three Million Five Hundred Thousand (3,500,000) shares are currently outstanding and (ii) Seven Hundred Fifty Thousand (750,000) shares of which have been reserved for issuance pursuant to the Plan (as defined below).

               (c) NO OUTSTANDING OPTIONS, WARRANTS, RIGHTS OR AGREEMENTS. Except for (i) the conversion privileges of the Series A Preferred Stock and (ii) the rights of holders of options granted or to be granted pursuant to the Company's 1995 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (the "PLAN"), in each case as specified on
     SCHEDULE I hereto, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

          2.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement (and all agreements referred to or annexed hereto), the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Shares being sold hereunder and the Common Stock issuable upon conversion of the Shares and the other actions and documents contemplated hereunder have been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

          2.4 VALID ISSUANCE OF PREFERRED AND COMMON STOCK. The Shares which are being purchased by PDTC hereunder, when issued, sold and delivered in accordance with

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     the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and, based in part upon the representations of PDTC in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles of Incorporation, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the offer or sale of any of the Shares.

          2.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings required under applicable state and federal securities laws, all of which will be effected within fifteen (15) days of the sale of the Shares.

          2.6 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. Each employee, officer and consultant of the Company has executed the Company's standard form of Proprietary Information and Inventions Agreement. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation. To the best of the Company's knowledge, no employee, officer, director or consultant of the Company has violated the provisions of such Proprietary Information and Inventions Agreement to which he or she is a party and which relates to the business or operations of the Company.

          2.7 INTELLECTUAL PROPERTY, PATENTS AND TRADEMARKS. The Company has sufficient title and ownership of all its intellectual property, including patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted as described in the Business Plan without any conflict with or infringement of the rights of others, and there are no claims against such intellectual property. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company knows of no reason that the opinion of its patent counsel, Townsend and Townsend and Crew dated November 11, 1996 previously delivered to PDTC is not true and correct.

          2.8 NO CONFLICT. None of (a) the approval by the Board of Directors and stockholders of the Company of this Agreement, or any of the agreements referred to herein ("RELATED DOCUMENTS"), or (b) the execution or the delivery by the Company of this

     Agreement or any Related Documents, or the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (c) the issuance by the Company of the Shares will (A) conflict with or result in any violation or constitute a default under the Articles of Incorporation or Bylaws of the Company or any agreement, mortgage, indenture, franchise, license, permit, authorization, lease or other instrument, or any judgment, decree, order, law or regulation by which the Company or any of its properties or assets is bound, or (B) result in the creation or imposition of any lien, security interest, charge, encumbrance, restriction or claim of any nature upon, or give to others any interest or right, including any right of termination or cancellation, in or with respect to, or otherwise adversely affect, any property, asset or business of the Company, or (C) conflict with any other restriction of any kind or character to which the Company is subject or to which any of its properties is bound.

          2.9 CORPORATE RECORDKEEPING. The corporate record and stock transfer books of the Company are complete, accurate and up to date with all necessary signatures and set forth all meetings and actions taken by the respective incorporators, stockholders and directors of each such party.

          2.10 COMPLIANCE WITH LAWS. To the best of the Company's knowledge, the Company is in compliance in all material respects with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, judgments, orders and decrees applicable to it or its respective assets, properties, business or operations.

          2.11 DISCLOSURE. There is no material additional fact of which the Company is aware that has not been disclosed in writing to PDTC that in the opinion or belief of the Company materially adversely affects, or so far as the Company can now reasonably foresee, will materially and adversely affect the properties, business, condition (financial or otherwise) or prospects of the Company.

          2.12 CONFLICT OF INTEREST. All purchasing transactions since inception relating to the Company have been at market prices. Except as disclosed on SCHEDULE 2.12, no officer or director of the Company or any affiliate of any such person has or, within the last year has had, either directly or indirectly:

               (a) any equity or debt interest in any corporation, partnership, joint venture, association, organization or other person which furnishes or sells or during such period furnished or sold services or products to the Company, or purchases or during such period purchased from the Company any goods or services, or otherwise does or during such period did business with the Company; or

               (b) a beneficial interest in any contract, commitment or agreement to which the Company is or was a party or under which it was obligated or bound or to which its properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between the Company and such persons in their capacities as employees, independent contractors, officers or directors of the Company.

          2.13 NO UNDISCLOSED LIABILITIES. There are no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligations) which individually or in the aggregate are material to the condition (financial or otherwise) of the Company, or prospects of the Company, which are not disclosed in the unaudited financial statements, or incurred in the ordinary course of business subsequent to the latest of the unaudited financial statements.

          2.14 EMPLOYEE BENEFIT PLANS. The Company has no employee benefit plans, as defined in Section 3(3) of the Employment Retirement Income Securities Act.

          2.15 EMPLOYEE RELATIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, prospects or business (as now conducted or as proposed to be conducted) of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee intends to terminate his or her employment with the Company. The Company believes its relations with its employees are satisfactory.

          2.16 USE OF PROCEEDS. The proceeds of the sale of the Common Stock to PDTC hereunder shall be used by the Company for working capital and other general corporate purposes.

          2.17 ENVIRONMENTAL MATTERS.  To the Company's best knowledge:

               (a) all the assets and property currently or previously owned, leased, operated or used by the Company in connection with its businesses (the "ENVIRONMENTAL PROPERTY"), all current and previous conditions on and uses of the Environmental Property and all current and previous ownership and operations of the Environmental Property and the Company (including, without limitation, transportation and disposal of Hazardous Materials (as hereinafter defined) by or for the Company) comply, have at all times complied, and will comply with, and do not cause, and have not caused, liability to be incurred by the Company under any current or past federal or state law relating to the protection of health or the environment, including, without limitation, the common law, including the law of nuisance and strict liability ("ENVIRONMENTAL LAW") except where non-compliance has had and will have no material adverse effect on the assets, properties, financial condition, prospects or business (as now conducted or as proposed to be conducted) of the Company; and the Company is not in violation of and has not violated any Environmental Law which violation has had or will have a material adverse effect on the assets, properties, financial condition, prospects or business (as now conducted or as proposed to be conducted) of the Company;

               (b) the Company has properly obtained and is in compliance with all necessary permits, registrations, approvals and licenses, and has properly made all filings with and submissions to any government or other authority, required by any Environmental Law, the failure of which to obtain, comply with or make would have a material adverse effect on the assets, properties, financial condition, prospects or business (as now conducted or as proposed to be conducted) of the Company. No deficiencies have been asserted by any such government or authority with respect to such items which deficiencies have had or will have a material adverse effect on the assets, properties, financial condition, prospects or business (as now conducted or as proposed to be conducted) of the Company; and

               (c) there has been no spill, discharge, leak, leaching, emission, migration, injection, disposal, escape, dumping or release of any kind on, beneath, above or into the Environmental Property or into the environment surrounding the Environmental Property of any (i) pollutants or contaminants, other than automobile emissions, (ii) hazardous, toxic, infectious or radioactive substances, chemicals, materials or wastes (including, without limitation, those defined as hazardous under any Environmental Law), (iii) petroleum including crude oil or any derivative or fraction thereof, (iv) asbestos fibers, other than contained in automobile break linings or (v) solid wastes ((i) through (v) collectively, the "HAZARDOUS MATERIALS") which have had or will have a material adverse effect on the assets, properties, financial condition, prospects or business (as now conducted or as proposed to be conducted) of the Company.

          2.18 REGISTRATION RIGHTS. Except as provided in that certain Registration Rights Agreement dated as of the date hereof to be entered into in conjunction with this Agreement, and which is attached hereto as ANNEX B, the Company has not granted or agreed to grant any rights to have any security of the Company registered under any federal, state or other securities law, including piggyback rights, to any person or entity.

          2.19 BUSINESS PLAN. The Business Plan represents management's best estimate and forecast of the Company's business requirements in all material respects and is believed to be true and correct. The Company has no current plans to raise additional capital, except as contemplated in this Agreement, until approximately one (1) year from the date hereof.

     3. REPRESENTATIONS AND WARRANTIES OF PDTC. PDTC hereby represents and warrants that:

          3.1 AUTHORIZATION. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms. PDTC represents that it has full power and authority to enter into this Agreement.

          3.2 ACCREDITED INVESTOR. At the Closing, PDTC will be an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

          3.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with PDTC in reliance upon PDTC's representations to the Company, which by PDTC's execution of this Agreement hereby confirms that the Shares to be received by PDTC and the Common Stock issuable upon conversion of the Shares (collectively, the "SECURITIES") will be acquired for investment for PDTC's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that PDTC has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, PDTC further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.4 INVESTMENT EXPERIENCE. PDTC is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

          3.5 RESTRICTED SECURITIES. PDTC understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act of 1933, as amended (the "ACT"), only in certain limited circumstances. In this connection, PDTC represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.6 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, PDTC further agrees not to make any disposition of all or any portion of the Securities, unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this SECTION 3; and

               (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) (i) PDTC shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement, reasonably satisfactory to the Company, of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, PDTC shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.

          3.7 LEGENDS. It is understood that the certificates evidencing the Securities may bear one or more of the following legends as applicable:

               (a) THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE

     ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

               (b)  Any legend required by the laws of any state, as applicable.

     4. CONDITIONS OF PDTC'S OBLIGATIONS AT CLOSING. The obligations of PDTC under Section 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

          4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in SECTION 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          4.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3 QUALIFICATION. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale of the Securities to PDTC pursuant to this Agreement, or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended, and the Company shall have delivered evidence of the same to PDTC.

          4.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to PDTC, and PDTC shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          4.5 CO-DEVELOPMENT AGREEMENT. PDTC shall have executed and delivered to the Company the Co-Development Agreement for all photodynamic therapy applications of the Company's technology in the form of ANNEX C attached hereto.

          4.6 OPTION TO PURCHASE THE COMPANY. The Company, and its shareholders, shall have executed and delivered to PDTC the PDTC Option in the form of ANNEX D attached hereto, which Option is (i) an option to purchase the entire Company for ***** and (ii) expires (the "OPTION EXERCISE DATE") on the later of ***** from the date hereof, or ***** after the day on which the first surgical procedure to implant the Company's initial product in a coronary artery in a human subject involving coronary artery bypass surgery is completed in formally conducted clinic trials supervised by the United States Food and Drug Administration or the regulatory equivalent in the country in which treatment is undertaken.

*****Confidential Treatment Requested

          4.7  ***** DEBT. *****.

     5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to PDTC under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by PDTC:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of PDTC contained in SECTION 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2 PAYMENT OF PURCHASE PRICE. PDTC shall have delivered to the Company the purchase price as specified in SECTION 1.1 herein.

          5.3 QUALIFICATION. The Commissioner of Corporations of the State of California shall have issued a permit qualifying the offer and sale to PDTC of the Securities, or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.

          5.4 CO-DEVELOPMENT AGREEMENT. PDTC shall have executed and delivered to the Company the Co-Development Agreement for all photodynamic therapy applications of the Company's technology in the form of ANNEX C attached hereto.

          5.5 OPTION AGREEMENT. PDTC shall have executed and delivered to the Company the PDTC Option Agreement.

     6.   ADDITIONAL COVENANTS OF THE COMPANY.

          6.1  DELIVERY OF FINANCIAL STATEMENTS.  The Company shall deliver to
     PDTC:

               (a)  as soon as practicable, but in any event within forty-five
     (45) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, together with accompanying discussion and analysis by the Company's management, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, and audited and certified by independent public accountants of nationally recognized standing selected by the Company AND REASONABLY APPROVED BY PDTC; and

               (b) within twenty (20) days of the end of each quarter, an unaudited income statement, schedule as to the sources and application of funds and a balance sheet for and as of the end of such month, in reasonable detail.


     *****Confidential Treatment Requested

          6.2 INSPECTION. The Company shall permit PDTC at its expense to visit and inspect the Company's properties, to examine its books of account and records, to discuss the Company's affairs, finances and accounts with its officers, employees and accountants all at such reasonable times as may be requested by PDTC, or to consult with and advise the directors and officers of the Company on the management of its business; PROVIDED, HOWEVER, that the Company shall not be obligated pursuant to this SECTION
     6.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          6.3 BOARD OF DIRECTORS' MEETINGS. PDTC shall receive notices of any and all Board of Directors', or any committees thereof, meetings in accordance with the Bylaws of the Company as if PDTC were a member of such board and each such committee, and shall be entitled to attend, as an observer, all such Board of Directors, or any committees thereof, meetings; PROVIDED, HOWEVER, that PDTC shall hold in confidence and trust and act in a fiduciary manner with respect to all information so provided, which is designated as confidential by the Company, and, PROVIDED, FURTHER, that the Company reserves the right to withhold any information and to exclude such information which could adversely affect the attorney-client privilege between the Company and its counsel or if the Board of Directors has received a written reasoned opinion from the Company's counsel to the effect that fiduciary requirements under the California Corporations Code would prohibit the Company from providing such information to PDTC or any shareholder. In addition, the Company will provide PDTC with copies of any written consents of the Board of Directors, or any committees thereof, at the time they are first circulated to any director for consideration or signature.

          6.4  FIRST REFUSAL RIGHTS.   Except for shares issued pursuant to the
     Plan or to ***** pursuant to SECTION 4.7 hereof, in the event that the Company determines to issue additional securities of the Company, of any kind or nature, whether debt or equity, or whether Common Stock or shares convertible into Common Stock of the Company (the "NEW ISSUE"), the Company will deliver to PDTC a notice of its intention to do so at least ten (10) business days prior to the date of the New Issue, describing the price per security at which the New Issue is to be issued, the proposed issuee(s) and all other terms and conditions of the New Issue. If PDTC so elects, it may subscribe for the entire amount of the offering or any percentage thereof. PDTC must give written notice to the Company of its intention to acquire such New Issue within thirty (30) days of receipt of the foregoing notice. If there are special terms and considerations involved in the issuance of the security, PDTC may provide a reasonable economic equivalent of any unique consideration being provided by the proposed purchaser(s), which reasonable economic equivalent will constitute compliance with the first refusal right. If PDTC does not elect to subscribe for the New Issue, the Company shall not issue or agree to issue New Issue to any person on terms different from those on which the Securities were offered to PDTC, without first complying with the provisions of this SECTION 6.4. If the Company does not effect the New Issue within sixty (60) days of the notice given by PDTC to the Company under this SECTION 6.4, the provisions of this SECTION
     6.4 shall again apply also to such offering.

*****Confidential Treatment Requested

          6.5 PRE-EMPTIVE RIGHTS. Except for shares issued pursuant to the Plan, in addition to the rights described in SECTION 6.4 above, PDTC shall be entitled to full pre-emptive rights to acquire its pro rata share of any offering of the New Issue, whether at the time of the New Issue or upon conversion of the New Issue into Common Stock. The Company shall deliver to PDTC written notice of the proposed issue of New Issue at least ten (10) business days prior to the proposed issuance describing the price per share at which the New Issue is to be issued, the proposed issuee(s) and all other terms and conditions of the New Issue or the conversion of the New Issue into Common Stock. Delivery of such notice shall constitute an offer by the Company to PDTC to purchase its pro rata share (based on the then outstanding shares of Common Stock) of the securities being offered on the terms set forth in the notice. If there are special terms and consideration involved in the issuance of the New Issue, PDTC may provide a reasonable economic equivalent of an unique consideration being provided by the proposed purchaser(s) which reasonable economic equivalent will constitute compliance with the pre-emptive rights.

          6.6 PDTC OPTION TO ACQUIRE THE COMPANY. The Company will take no action that would eliminate, modify or reduce the PDTC Option including, without limitation, the sale or transfer of any material assets of the Company, except that the Company may enter into such license agreements which do not constitute a disguised sale of the assets of the Company.

          6.7  OTHER OPERATING COVENANTS.

               (a) The Company agrees not to undertake the following without prior notice to PDTC:

                    (i) Increase or modify the compensation except as disclosed in the Business Plan.

                    (ii) Enter into any capital expenditures in an amount exceeding FIFTY THOUSAND DOLLARS ($50,000) except as disclosed in the Business Plan.

                    (iii) Enter into any real estate or equipment lease providing for annual payments in excess of TWENTY FIVE THOUSAND DOLLARS ($25,000) per annum or a term of more than three (3) years except as disclosed in the Business Plan.

               (b) The Company agrees not to undertake the following without the prior written consent of PDTC:

                    (i) Take any action which would adversely impact PDTC's rights under the Co-Development Agreement or the PDTC Option.

                    (ii) Pay or declare any dividends of any nature.

                    (iii) Enter into any joint venture, strategic alliance or similar arrangement or license which would adversely impact the Co-Development Agreement or the PDTC Option, except as expressly permitted by the Option Agreement.

               (c)  The Company agrees to:

                    (i) Maintain key man term life insurance on the life of Charles S. Love in an amount not less than THREE MILLION DOLLARS ($3,000,000), if available at commercially reasonable premiums.

                    (ii) Vigorously pursue all corporate opportunities.

                    (iii) Maintain suitable invention and confidentiality agreements with all of its employees and consultants.

          6.8  TERMINATION OF COVENANTS.  The covenants set forth in this
     SECTION 6 shall terminate as to PDTC on the earlier to occur of (i) the effectiveness of a registration statement filed by the Company under the Securities Act of 1933, as amended, or (ii) at the time that PDTC no longer owns Common Stock or other securities convertible into Common Stock equivalent to twenty percent (20%) or more of the then outstanding Common Stock.

     7.   MISCELLANEOUS.

          7.1 SURVIVAL OF WARRANTIES. The warranties and representations of the Company and PDTC contained in or made pursuant to this Agreement shall expire on the earlier to occur of the Option Expiration Date or the closing date with respect to the Option Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of PDTC or the Company.

          7.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Securities sold. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California.

          7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not be considered in construing or interpreting this Agreement.

          7.6 NOTICES. Unless otherwise specifically provided herein, any notice, demand, request or other communication herein requested or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by recognized international courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or eight
     (8) business days after deposit in the United States mail in the continental United States (registered or certified, with postage prepaid and properly addressed). For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this SECTION 7.6) shall be as follows:

          If to Company:     Ramus Medical Technologies
                             6420 Via Real, Unit 8
                             Carpinteria, CA  93013
                             Attention:  Charles S. Love, President

          With a copy to:    Stradling, Yocca, Carlson & Rauth
                             660 Newport Center Drive, Suite 1600
                             Newport Beach, CA  92660
                             Attention:  Michael E. Flynn, Esq.

          If to PDTC:        PDT Cardiovascular, Inc.
                             7408 Hollister Avenue
                             Goleta, CA  93117
                             Attention:  David Mai, President

          With a copy to:    Nida & Maloney, PC
                             801 Garden Street, Suite 201
                             Santa Barbara, CA  93101
                             Attention:  Joseph E. Nida, Esq.

          7.7 FINDER'S FEE. Except for the finder's fee due to HAI Financial by the Company, each party hereto represents that it neither is, nor will be, obligated for any finder's fee or commission in connection with this transaction.

               The Company agrees to indemnify and hold harmless PDTC from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          7.8 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Restated Articles of Incorporation, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and PDTC. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          7.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.11 AGGREGATION OF STOCK. All of the Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          7.12 INDEMNITY.

               (a) The Company shall indemnify, defend and save harmless PDTC from, against, for and in respect of any loss which arises out of or relates to (i) a state of facts as a result of which any representation made by the Company in SECTION 3 hereof or in any document delivered pursuant to this Agreement is untrue, inaccurate or misleading in any respect as of the date hereof, or (ii) the breach of any warranty made by the Company in SECTION 3 hereof, or (iii) any failure of the Company to comply with, perform or observe any other term, provision or condition contained in this Agreement or in any document delivered pursuant to this Agreement; and any reasonable expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals in connection therewith.

               (b) Each of the parties hereto agrees to render to the other parties such assistance as they may reasonably require and to cooperate in good faith with the other parties in order to ensure the proper and adequate defense of any claim, action, suit or proceeding brought by any third party.

               (c)  The remedies of the parties provided for in this SECTION
     7.12 shall be cumulative, shall not preclude the assertion by any party of any other rights such party may have under this Agreement, applicable law or otherwise and shall survive redemption or repurchase of the Securities.

          7.13 LOST OR DESTROYED CERTIFICATES.   Upon receipt of evidence
     reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate evidencing any Securities and of a letter of indemnity reasonably satisfactory to the Company (PROVIDED that in the case of an institutional holder, its own letter of indemnity shall be deemed sufficient), and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of such certificate, if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate.

          7.14 PUBLIC DISCLOSURE. Except as may be required to comply with applicable law and the requirements of PDTC's parent corporation, as an entity whose stock is publicly traded, no party to this Agreement shall make or cause to be made any press release or similar public announcement or communication concerning the execution or performance of this Agreement and any of the transactions contemplated hereby, unless specifically approved in advance and in writing by the Company and PDTC.
     Notwithstanding the foregoing, unless required by an opinion of PDTC's counsel, PDTC will not disclose the non-exercise of its Option described in
     SECTION 6.6 hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         COMPANY:

                                         RAMUS MEDICAL TECHNOLOGIES,
                                         a California corporation


                                         By: /s/  CHARLES S. LOVE
                                            ----------------------------------
                                            Title: President

                                         ADDRESS:
                                         6420 Via Real, Unit 8
                                         Carpinteria, CA  93013



                                         PDTC:

                                         PDT CARDIOVASCULAR, INC.,
                                         a Delaware corporation


                                         By: /s/  GARY S. KLEDZIK
                                            ----------------------------------
                                            Title: Chairman

                                         ADDRESS:
                                         7408 Hollister Avenue
                                         Goleta, CA  93117

                                  SCHEDULE I
                                     *****

















*****Confidential Treatment Requested

                                 SCHEDULE 2.12


Michael E. Flynn, a director of the Company, is a shareholder of Stradling, Yocca, Carlson & Rauth. During the year, Stradling, Yocca, Carlson & Rauth has acted as corporate counsel to the Company and has received fees in connection with the rendering of such legal services.

On November 12, 1996, Charles S. Love, President, Chief Executive Officer and a director of the Company, borrowed $35,000 from the Company pursuant to the terms of a Promissory Note dated such date. The principal and interest due under such Promissory Note are due and payable on December 31, 1996.

                                                                         ANNEX A


                       RESTATED ARTICLES OF INCORPORATION

                    FIRST RESTATED ARTICLES OF INCORPORATION
                         OF RAMUS MEDICAL TECHNOLOGIES,
                           a California corporation


     The undersigned, Charles S. Love and Michael E. Flynn, hereby certify that:

     ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.

     TWO: The Articles of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

     The name of this corporation is Ramus Medical Technologies.

                                   ARTICLE II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

     (A) CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the corporation is authorized to issue is twenty million (20,000,000) shares. Fifteen million (15,000,000) shares shall be Common Stock and five million (5,000,000) shares shall be Preferred Stock.

     (B) RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by these Restated Articles of Incorporation may be issued from time to time in series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of 2,500,000 shares, are as set forth below in this
Article III(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or any series thereof in any Certificate of Determination or the corporation's Restated Articles of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, PARI PASSU with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          1. DIVIDEND PROVISIONS. Subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.10 per share per annum or, if greater (as determined on a per annum basis and on an as converted basis for the Series A Preferred Stock), an amount equal to that paid on any other outstanding shares of this corporation, payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

          2.   LIQUIDATION PREFERENCE.

               (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1.00 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (ii) an amount equal to declared but unpaid dividends on each such share (such amount of declared but unpaid dividends being referred to herein as the "Premium"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

               (b) After the distribution described in subsection (a) above has been paid, subject to the rights of series of Preferred Stock which may from time to time come into existence, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held.

               (c) A consolidation or merger of this corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2.

          3.   REDEMPTION.  The Preferred Stock is not redeemable.

          4. CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a)  Right to Convert.

                    (i) Subject to subsection 4(c), each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price at the time in effect for such share. The initial

Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 4(c).

                    (ii) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price then in effect for such Series A Preferred Stock immediately upon the consummation of the corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which was not less than $5.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and $7,500,000 in the aggregate.

               (b) MECHANICS OF CONVERSION. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock under Section 4(a)(i) and (ii) above, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with any underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

               (c) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i) (A) Upon each issuance by the corporation of any Additional Stock (as defined below), after the date upon which any shares of the Series A Preferred Stock were first issued (the "Purchase Date" with respect to such series), without consideration or for a consideration per share less than the greater of the Current Market Value Per Share (as defined below) or the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at the greater of such Current Market Value Per Share or such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock; provided, however, that foregoing calculation shall not take into account shares deemed issued pursuant to Section 4(c)(i)(E) on account of options, rights or convertible or exchangeable securities (or the actual or deemed consideration therefor), except to the extent (i) such options, rights or convertible or exchangeable securities have been exercised, converted or exchanged or (ii) the consideration to be paid upon such exercise, conversion or exchange per share of underlying

Common Stock is less than or equal to the per share consideration for the Additional Stock which has given rise to the Conversion Price adjustment being calculated. For the purpose of any computation under this subsection 4(c), "Current Market Value Per Share" shall mean the fair market value per share of such Additional Stock as determined by the Board of Directors; provided, however, in the event that a majority of the holders Series A Preferred Stock disagree with the determination of Current Market Value Per Share by the Board of Directors, such determination shall be made by an unaffiliated investment banking firm of recognized national standing mutually agreed to by the Board of Directors and the majority of the holders of Series A Preferred Stock; provided, further, the fees and expenses of such investment banking firm shall be borne by the corporation if the dollar amount of the Current Market Value Per Share as determined by such investment banking firm is greater than or equal to 110% of the dollar amount of the Current Market Value Per Share as determined by the Board of Directors, but otherwise shall be borne entirely by the holders of Series A Preferred Stock on a pro rata basis.

                         (B)  No adjustment of the Conversion Price for the
Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 4(c)(i)(E)(3) and (E)(4) below, no adjustment of such Conversion Price pursuant to this subsection 4(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                         (C)  In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (D)  In the case of the issuance of the Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                         (E)  In the case of the issuance (whether before, on or
after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(c)(i) and subsection 4(c)(ii):

                              1.   The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(c)(i)(C) and 4(c)(i)(D) above), if any, received by the corporation upon the issuance of such options or rights plus the then applicable exercise price provided in such options or rights for the Common Stock covered thereby.

                              2.   The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(c)(i)(C) and (c)(i)(D)).

                              3.   In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recompute to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              4.   Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              5.   The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to subsections 4(c)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(c)(i)(E)(3) or (4).

                    (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(c)(i)(E)) by this corporation after the Purchase Date other than the following:

                         (A)  Common Stock issued pursuant to a transaction
described in subsection (4)(c)(iii) hereof, or

                         (B)  shares of Common Stock issuable or issued to
employees, consultants or directors of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation, or

                         (C)  shares of Common Stock or securities convertible
into Common Stock issued to persons or entities with which the Company has business relationships, provided such issuances are for other than primarily equity financing purposes.

                    (iii) In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(c)(i)(E).

                    (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (d) OTHER DISTRIBUTIONS. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(c)(iii), then, in each such case for the purpose of this subsection 4(d), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

               (e) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or Section 5), provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (f) NO IMPAIRMENT. This corporation will not, by any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment. However, nothing herein shall be construed to prohibit the corporation from soliciting consent from the holders of a majority of the then outstanding Series A

Preferred Stock to waive the Conversion Rights granted in this Section 4.
All holders of Series A Preferred Stock shall be bound by any such consent to waive.

               (g)  NO FRACTIONAL SHARES AND CERTIFICATES AS TO ADJUSTMENTS.

                    (i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

               (h) NOTICES OF RECORD DATE. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such proposes.

               (j)  NOTICES.  Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited with a private courier or in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

          5. VOTING RIGHTS. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

          6. PROTECTIVE PROVISIONS. Subject to the rights of series of Preferred Stock that may from time to time come into existence, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the Series A Preferred Stock which is entitled, other than solely by law, to vote with respect to the matter:

               (a) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares;

               (b) increase the authorized number of shares of Series A Preferred Stock;

               (c)  increase the authorized number of shares of Preferred Stock;

               (d) create any new class or series of stock or any other securities convertible into equity securities of the corporation having a preference over, or being on a parity with, the Series A Preferred Stock;

               (e) do any act or thing which would result in taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1954, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended);

               (f) make any payment of dividends (other than dividends payable wholly in shares of Common Stock) to the holders of the Common Stock; or

               (g) make any repurchase or acquisition of the shares of the corporation other than as provided in these Articles or in accordance with the repurchase rights of the corporation as set forth in any stock purchase agreements between the corporation and its employees or consultants.

          7. STATUS OF CONVERTED STOCK. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the corporation. The Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

          8. REPURCHASE OF SHARES. In connection with repurchases by this corporation of its Common Stock pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.

     (C)  COMMON STOCK.

          1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article III.

          3.   REDEMPTION.  The Common Stock is not redeemable.

          4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE IV

     (A) The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (B) This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations code with respect to actions for breach of duty to the corporation and its shareholders.

                                *      *      *

     THREE: The foregoing amendment and restatement has been approved by the Board of Directors of said corporation.

     FOUR: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares of Common Stock entitled to vote with respect to the foregoing amendment was 3,500,000 shares and all such shares voted in favor of such amendment. No other shares of capital stock are issued and outstanding.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on December 23, 1996.

                                            /s/  CHARLES S. LOVE
                                            ----------------------------------
                                            Charles S. Love
                                            President

                                            /s/  MICHAEL E. FLYNN
                                            ----------------------------------
                                            Michael E. Flynn
                                            Secretary

     The undersigned certify under penalty of perjury that they have read the foregoing First Restated Articles of Incorporation and know the contents thereof, and that the statements therein are true.

     Executed at Santa Barbara, California, on December 23, 1996.

                                            /s/  CHARLES S. LOVE
                                            ----------------------------------
                                            Charles S. Love
                                            President

                                            /s/  MICHAEL E. FLYNN
                                            ----------------------------------
                                            Michael E. Flynn
                                            Secretary

                                                                       ANNEX B


                          REGISTRATION RIGHTS AGREEMENT

             SERIES A PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

                           RAMUS MEDICAL TECHNOLOGIES

                                DECEMBER 27, 1996

                                TABLE OF CONTENTS
                                                                            PAGE

1.   REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  REQUEST FOR REGISTRATION . . . . . . . . . . . . . . . . . . . . .   2
     1.3  COMPANY REGISTRATION . . . . . . . . . . . . . . . . . . . . . . .   2
     1.4  OBLIGATIONS OF THE COMPANY . . . . . . . . . . . . . . . . . . . .   3
     1.5  FURNISH INFORMATION. . . . . . . . . . . . . . . . . . . . . . . .   6
     1.6  EXPENSES OF DEMAND REGISTRATION. . . . . . . . . . . . . . . . . .   6
     1.7  EXPENSES OF COMPANY REGISTRATION . . . . . . . . . . . . . . . . .   6
     1.8  UNDERWRITING REQUIREMENTS. . . . . . . . . . . . . . . . . . . . .   6
     1.9  DELAY OF REGISTRATION. . . . . . . . . . . . . . . . . . . . . . .   7
     1.10 INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . .   7
     1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. . . . . . . . . . .   9
     1.12 FORM S-3 REGISTRATION. . . . . . . . . . . . . . . . . . . . . . .  10
     1.13 ASSIGNMENT OF REGISTRATION RIGHTS. . . . . . . . . . . . . . . . .  10
     1.14 "MARKET STAND-OFF" AGREEMENT . . . . . . . . . . . . . . . . . . .  11
     1.15 AMENDMENT OF REGISTRATION RIGHTS . . . . . . . . . . . . . . . . .  11
     1.16 TERMINATION OF REGISTRATION RIGHTS . . . . . . . . . . . . . . . .  11
     1.17 MORE FAVORABLE REGISTRATION RIGHTS . . . . . . . . . . . . . . . .  12

2.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     2.1  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . .  12
     2.2  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     2.3  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     2.4  TITLES AND SUBTITLES . . . . . . . . . . . . . . . . . . . . . . .  12
     2.5  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     2.6  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     2.7  AGGREGATION OF STOCK . . . . . . . . . . . . . . . . . . . . . . .  12

             SERIES A PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

          THIS SERIES A PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT is made as of the 27th day of December, 1996, by and among Ramus Medical Technologies, a California corporation (the "Company"), and PDT Cardiovascular, Inc. ("Purchaser") and ***** ("*****") (Purchaser and ***** shall be known, collectively, as the "Investors").

          WHEREAS, Purchaser is a party to the Investment Agreement with the Company, of even date herewith (the "Investment Agreement"), pursuant to which Purchaser has purchased shares of the Company's Series A Preferred Stock; and

          WHEREAS, pursuant to the Investment Agreement, the Company has agreed to grant Purchaser registration rights in respect of the Series A Preferred Stock purchased by Purchaser;

          WHEREAS, ***** has purchased shares of the Company's Series A Preferred Stock as of the date hereof.

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   REGISTRATION RIGHTS.  The Company covenants and agrees as follows:

          1.1     DEFINITIONS.  For purposes of this Section 1:

                  (a) The term the "Act" shall mean the Securities Act of 1933, as amended to date, and the term the "1934 Act" shall mean the Securities Exchange Act of 1934, as amended to date;

                  (b) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

                  (c) The term "Registrable Securities" means the Common Stock issuable or issued upon conversion of the Company's Series A Preferred Stock;

                  (d) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                  (e) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.3 hereof; and

                  (f) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

*****Confidential Treatment Requested

          1.2     REQUEST FOR REGISTRATION.

                  (a) If the Company shall receive at any time after January 1, 2002, a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), effect as soon as practicable, and in any event shall use its best efforts to effect within 90 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within ten (10) days of the mailing of such notice by the Company in accordance with Section 2.5.

                  (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section
1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter or underwriters will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                  (c) The Company is obligated to effect only one (1) such registration pursuant to this Section 1.2.

                  (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this
Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders.

          1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include or incorporate substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) days after mailing of such notice by the Company in accordance with Section 2.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4     OBLIGATIONS OF THE COMPANY.  Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days, unless such registration is or may be effected on form S-3 (or any successor form) in which case the Company shall keep such registration effective until such Registrable Securities are disposed.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be reasonably requested by any holder of Registrable Securities or any underwriter of Registrable Securities or as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus.

                  (c) Before filing a registration statement or prospectus or any amendments or supplements thereto, furnish to the Holders of the Registrable Securities covered by such registration statement and the underwriters, if any, a copy of all such documents proposed to be filed, which documents will be subject to the review of such Holders and underwriters, and the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto to which the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object within 10 days after receipt of such documents proposed to be filed.

                  (d) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (e) Prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

                  (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (g) Notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing,

                  (1) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective,

                  (2) of any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information,

                  (3) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose,

                  (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the registrable securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

                  (5) at any time when a prospectus relating to the offer or sale of any Registrable Securities is required to be delivered under the Act, of the existence of any fact known to the Company which results in the registration statement, the prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (h) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment.

                  (i) if requested by the managing underwriter or underwriters of any holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority in aggregate principal amount of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including without limitation information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

                  (j) If requested, furnish, without charge, to (i) counsel to the selling holders of Registrable Securities and each managing underwriter, at least one signed copy of the registration statement and (ii) each selling holder of Registrable Securities, at least one conformed copy of the registration statement, and, with respect to copies furnished pursuant to both clauses (i) and (ii) hereof, any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

                  (k) Cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters.

                  (l) If any fact contemplated by paragraph (g)(5) above shall exist, prepare a supplement or post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

                  (m) Use its best efforts to cause all Registrable Securities covered by the Registration statement to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed, if requested by the holders of a majority in aggregate principal amount of such Registrable Securities or the managing underwriters, if any.

                  (n) Obtain a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

                  (o) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to their security holders, earnings statements satisfying the provisions of
Section 11(a) of the Securities Act (in accordance with Rule 158 thereunder or otherwise), no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (1) commencing at the beginning of the fiscal quarter following that in which Registrable Securities are sold to underwriters in an underwritten offering, of, if not sole to underwriters in such an offering, (2) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statements shall cover said 12-month periods.

                  (p) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by an underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the
NASD).

                  (q) Promptly prior to the filing of any document (other than any document filed pursuant to Items 601 of Regulation S-K) that is to be incorporated by reference into the registration statement or the prospects (after initial filing of the registration statement) provide draft copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

          1.5     FURNISH INFORMATION.

                  (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required under the Act to effect the registration of such Holder's Registrable Securities.

                  (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

          1.6 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses).

          1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit all Registrable Securities requested to be included in the registration for such offering to include all such Registrable Securities in such offering on the same terms and conditions as any other securities included therein. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling Holders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in
Section 1.2 or 1.3 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling Holder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder", and any pro-rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence.

          1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10 (b) exceed the gross proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, the indemnifying party(ies) shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and the payment of all reasonable expenses. Such indemnifying party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnifying party unless (a) the indemnifying party(ies) have agreed to pay such fees and expenses or (b) the indemnifying party(ies) shall have failed to employ counsel reasonably satisfactory to such indemnified party in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include such indemnified party and the indemnifying party(ies), and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party(ies) (in which case, if such indemnified party notifies the indemnifying party(ies) in writing that it elects to employ separate counsel at the expense of the indemnifying party(ies), the indemnifying party(ies) shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party(ies) shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm or attorneys at any time for such indemnified party or any other indemnified parties, which firm shall be designated in writing by such indemnified parties). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                  (d)    The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 and Rule 144A promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety
(90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                  (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act;

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form; and

                  (e) if the Company is not required to file reports with the SEC under the Act or the 1934 Act, the Company will, upon the request of any holder of Registrable Securities made after the date hereof, (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Act and (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Act.

          1.12 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this
Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Board of Directors shall have determined, and the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected a registration on Form S-3 for the Holders pursuant to this Section 1.12 or for any other holders of the Company's capital stock in which the Holders shall have been granted the opportunity to participate without limitation or has effected three (3) prior such registrations on Form S-3 for the Holders or for any other holders of the Company's capital stock in which the Holders shall have been granted the opportunity to participate without limitation; (5) if less than 30% of the Holders request such registration, or (6) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file and cause to be effective a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to
Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders, and counsel for the Company, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2 or 1.3, respectively.

          1.13 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided the Company is, within thirty (30) days, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall not be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is, in the written opinion of counsel to the Company reasonably acceptable to the Holder, not restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

          1.14 "MARKET STAND-OFF" AGREEMENT. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company (not to exceed 180 days), following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

                  (a) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                  (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) are similarly bound.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.15    AMENDMENT OF REGISTRATION RIGHTS.  Any provision of this
Section 1 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          1.16 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 1 after three (3) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public; provided that the Company is current in all of its reports required to be filed with the SEC during such three-year period.

          1.17 MORE FAVORABLE REGISTRATION RIGHTS. If the Company shall grant to any party more favorable registration rights than those set forth herein, then such more favorable registration rights shall be granted to Investors or Holders.

     2.   MISCELLANEOUS.

          2.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Series A Preferred Stock of the Company held by Investors or any Common Stock of the Company issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          2.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California.

          2.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          2.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          2.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or four days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          2.6 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          2.7 AGGREGATION OF STOCK. All shares of the Series A Preferred Stock of the Company held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        RAMUS MEDICAL TECHNOLOGIES

                                        By: /s/  CHARLES S. LOVE
                                           ------------------------------
                                        Charles S. Love, President

                                        Address:  6420 Via Real, Suite 8
                                                  Carpinteria, CA 93013


                                        PDT CARDIOVASCULAR, INC.

                                        By: /s/  GARY S. KLEDZIK
                                           ------------------------------

                                        Title:   Chairman
                                              ---------------------------

                                        Address:  7408 Hollister Avenue
                                                  Goleta, CA 93117


                                        /s/ *****
                                        ---------------------------------
                                        Address:  *****




*****Confidential Treatment Requested

                                                                       ANNEX C


                            CO-DEVELOPMENT AGREEMENT

                                December 27, 1996


Ramus Medical Technologies
6420 Via Real, Unit 8
Carpinteria, CA  93013

                        Re:  CO-DEVELOPMENT AGREEMENT

Gentlemen:

          By this letter we are pleased to confirm the terms of our mutual agreements regarding the co-development between PDT Cardiovascular, Inc. ("PDTC") and Ramus Medical Technologies ("Ramus") of technology and devices for use in applying photodynamic therapy technology to Ramus' autologous vascular grafts for coronary arteries and for other vessels ("Ramus Products"). PDTC (and its affiliates) is a pharmaceutical and medical device company which, using its proprietary technology and know-how, has developed and will continue to develop, on its own or in collaboration with third party vendors, photoreactive drugs and related electromagnetic energy sources, whether used separately or in combination ("Photodynamic Therapy"), for use in photodynamic therapy. Ramus is a development stage medical device company which, using its proprietary technology and know-how, has developed the Ramus Products and will continue to develop the Ramus Products.

          PDTC and Ramus agree to use reasonable efforts to cooperate in the joint development of technology, instruments, devices and products for applying PDTC's Photodynamic Therapy technology to Ramus Products. Unless otherwise agreed to in writing by the parties, PDTC shall conduct, or arrange for one or more a third parties to conduct, all reasonably necessary non-human tests in preparation and support of a regulatory submission (the "Pre-Clinical Tests"), and Ramus shall manufacture Ramus Products for use in the Pre-Clinical Tests in quantities agreed to in writing by the parties. Unless otherwise agreed to in writing by the parties, PDTC shall also conduct, or arrange for one or more a third parties to conduct, all reasonably necessary tests performed on humans in preparation and support of regulatory submissions (the "Clinical Tests") of co-developed technology and devices.

          Ramus will provide without charge reasonable quantities of Ramus Products to PDTC for purposes of the co-development of technology and devices and for the Pre-Clinical Tests and Clinical Tests. PDTC will provide its photodynamic therapy technology to the co-development of technology and devices and the Pre-Clinical Tests and Clinical Tests without charge. All other costs of the Pre-Clinical Tests and Clinical Tests will be paid for by PDTC.

          Unless otherwise agreed to in writing by the parties, PDTC will, with counsel of its choice, prepare, file and prosecute, in the name of PDTC and at PDTC's expense, any applicable regulatory submissions covering Co-Developed Technology (as defined below) and instruments, devices or products, or functionally separable component thereof, that embody, incorporate, are composed of, function or are produced by means of, or derive utility from any Co-Developed Technology
("Co-Developed Devices"), including any "investigational device exemption" application ("IDE"), "investigational new drug" application ("IND"), Pre-Market Approval Application or 501(k) Application ("PMA") or New Drug Application ("NDA") or any other application submitted to the United States Food and Drug Administration or any successor agency ("FDA") for the purpose of conducting clinical investigations of a drug or device, obtaining premarket or regulatory approval for a drug or device, and any supplement or abbreviated application relating thereto (or the equivalent in any foreign country). The parties also agree to cooperate to secure government or private price approvals and reimbursement qualifications in preparation for product launch of co-developed devices in the field of photodynamic therapy. PDTC and Ramus agree to provide each other with access to information or data relating to Co-Developed Devices which the other may need for regulatory submissions or compliance. The actual costs of any regulatory submission shall be paid by PDTC.

          PDTC and Ramus shall jointly own the entire right, title and interest in and to all technology conceived, made, created, developed, produced, designed or reduced to practice, jointly by PDTC and Ramus, or their respective affiliates, during the course and as a result of the performance of their work and services under this co-development agreement ("Co-Developed Technology") and all Co-Developed Devices; provided, however, PDTC grants to Ramus an exclusive worldwide license under PDTC's interest in the Co-Developed Technology on terms to be agreed upon by the parties to make, use, offer for sale, import, export, distribute and sell Co-Developed Devices outside of Photodynamic Therapy applications. PDTC will retain all right, title and interest in and to all ideas, concepts, inventions (whether or not patentable), discoveries, improvements, unpublished research and development information, information disclosed (whether or not claimed) in patent applications or unissued patents, trade secrets, technical and other information and data, including apparatus, compositions, methods, processes, techniques, controls, routines, systems (including quality assurance systems), procedures, reports, operating, test and performance data, and process, mechanical, material and product specifications ("Know-How") owned by or licensed to PDTC or any of its affiliates other than Co-Developed Technology ("PDTC Technology"), and Ramus will retain all right, title and interest in and to all Know-How owned by or licensed to Ramus or any of its affiliates other than Co-Developed Technology ("Ramus Technology").
PDTC will retain the entire right, title and interest in and to any compound owned by or licensed to PDTC or any of its affiliates, to the extent that PDTC has the right to use, make, sell or license such compound ("PDTC Drugs"), and nothing in this agreement shall give Ramus any rights in or to any PDTC Drugs.

          Until after the expiration of the term of this agreement, except as expressly set forth herein or otherwise agreed to in writing by the parties:
(i) neither PDTC nor Ramus shall, directly or indirectly, grant any rights in, to or under the Co-Developed Technology to any third party; (ii) neither PDTC nor Ramus shall, directly or indirectly, make, use, sell, distribute or license Co-Developed Devices; (iii) Ramus shall not, directly or indirectly, make, use, sell, distribute or license any Co-Developed Device with any Photodynamic Therapy drugs other than PDTC Drugs; and (iv) Ramus shall not, directly or indirectly, make, use, sell, distribute or license any Ramus Technology or any products developed thereunder, other than as required for the manufacture, use, sale, distribution or license of Co-Developed Devices in the field of photodynamic therapy or involving any other form or provider of photodynamic therapy. The terms of any commercialization of any Co-Developed Devices or Co-Developed Technology shall be agreed by the parties in writing prior to such commercialization.

          If a patentable invention embodying Co-Developed Technology, or related to Co-Developed Devices or to photodynamic therapy using Ramus Products, is (a) conceived in the course of this agreement and (b) reduced to practice either during the term of this agreement or during the six (6) month period after its termination, PDTC and Ramus shall together determine whether to file patent applications covering the invention. Both parties agree to begin application and prosecution in a timely manner once patentable inventions are identified and disclosed. Any such patent applications shall be prepared by PDTC and filed jointly in the name of PDTC and Ramus. PDTC shall prepare, prosecute and maintain any and all United States and foreign patents embodying Co-Developed Technology or related to Co-Developed Devices or photodynamic therapy using Ramus Products. The reasonable costs thereof shall be shared equally by the parties. If PDTC elects not to prepare, prosecute or maintain any such patent, Ramus shall have the right, but not the obligation, to do so in its own name and for its own benefit and PDTC agrees to execute an assignment of its rights in such patent to Ramus. If PDTC and Ramus mutually agree in writing to allow either party to utilize any Patent outside the field of photodynamic therapy using Ramus Products, such agreement shall include, at a minimum, terms as to the development, manufacture and royalty obligations of the parties.

          In exercising the rights, and in carrying out the duties and obligations set forth in this agreement, each party shall comply with all applicable state, federal and country laws or rules. Each party shall also comply to the extent of its duties hereunder with all applicable state, federal or other rules and regulations governing the manufacture, records, distribution, promotion, marketing and sale of Co-Developed Devices and that it shall specifically comply with applicable current good clinical practices, good laboratory practices and good manufacturing practices promulgated from time to time by the FDA in accordance with the Food, Drug & Cosmetic Act (21 U.S.
Section 301, ET SEQ.) as such shall be amended from time to time and regulations promulgated thereunder, as amended from time to time (or the equivalent in any foreign country). PDTC and Ramus will promptly notify each other of, and provide copies of, any correspondence and other documentation received or prepared in connection with any FDA action or notification regarding Co-Developed Devices.

          Unless otherwise agreed to by the parties, the parties will maintain in confidence information relating to PDTC Technology, Ramus Technology, Co-Developed Technology or Co-Developed Devices (including without limitation, information developed in Pre-Clinical Tests and Clinical Tests) and licenses, patents, patent applications, technology or processes and business plans, in each case, of the other party, including information designated as confidential in writing from one party to another (all of the foregoing hereinafter referred to as "Confidential Information"), disclosed to the other and shall not, during the term of this agreement and for a period of five (5) years thereafter, use such Confidential Information, except as permitted by this agreement or disclose the same to anyone other than those of its officers, directors, employees, affiliates and sublicensees as are necessary in connection with either parties' activities as contemplated in this agreement. This obligation of confidentiality shall not apply to the extent that (i) a party is required to disclose information by applicable law, such as pursuant to Securities and Exchange Commission rules and regulations, or by order of a governmental agency or a court of competent jurisdiction; (ii) a party can demonstrate that the disclosed information was, at the time of disclosure, already in the public domain other than as a result of actions or failure to act of a party, its officers, directors, employees, affiliates and sublicensees in violation hereof;
(iii) the disclosed information was rightfully known by a party or its affiliates or sublicensees (as shown by its written records) prior to the date of disclosure to the other party in connection with this agreement; or (iv) the disclosed information was received by a party or its affiliates or sublicensees on an unrestricted basis from a third party which is not the other party or an affiliate of the other party and not under a duty of confidentiality, and which was rightfully known to said source.

          This co-development agreement shall be effective as of the date hereof, and shall continue in full force and effect for the greater of seventeen
(17) years or twelve (12) years from the date of first NDA or PMA approval for commercial sale of Co-Developed Devices or the life of any patent issued on the Co-Developed Technology. Provided that both parties agree in writing, at least one hundred eighty (180) days prior to the expiration of the then existing term, PDTC and Ramus shall have the option to extend the term of this agreement by successive two (2) year periods.

          If the foregoing correctly sets forth our agreement with respect to the matters set forth herein, please so indicate by signing two copies of this agreement and returning one of such signed copies to PDTC, whereupon this agreement will constitute our binding agreement with respect to the matters set forth herein.

                                           Very truly yours,

                                           PDT CARDIOVASCULAR, INC.

                                           By: /s/  GARY S. KLEDZIK
                                              -------------------------------
                                              Title: Chairman


Accepted and agreed to as of
the 27th day of December 1996

RAMUS MEDICAL TECHNOLOGIES


By: /s/  CHARLES S. LOVE
   --------------------------------
   Title: President

                                                                        ANNEX D


                                  PDTC OPTION

                              OPTION TO PURCHASE
                          RAMUS MEDICAL TECHNOLOGIES


     THIS OPTION TO PURCHASE RAMUS MEDICAL TECHNOLOGIES (the "OPTION AGREEMENT") is made and entered into on the date hereinafter set forth by and among RAMUS MEDICAL TECHNOLOGIES, a California corporation ("RAMUS"), PDT CARDIOVASCULAR, INC., a Delaware corporation ("PDTC"), and the other shareholders of Ramus identified in SCHEDULE 1 hereto (collectively, the "SHAREHOLDERS").

WHEREAS:

     A. PDTC and Ramus are entering into an Investment Agreement of even date (the "INVESTMENT AGREEMENT");

     B. The Shareholders own all of the outstanding shares of capital stock of Ramus or hold all of the outstanding options, rights or other securities to acquire the shares of capital stock of Ramus;

     C. The Investment Agreement contemplates Ramus granting to PDTC an option to purchase Ramus as set forth herein; and

     D.   The Shareholders have also agreed to join in this Option Agreement.

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   OPTION.

          1.1 OPTION TO PURCHASE RAMUS. In consideration of the execution and performance of the Investment Agreement, Ramus and the Shareholders hereby agree that PDTC has fully complied with all obligations in the Investment Agreement as required to date, Ramus and the Shareholders do hereby grant to PDTC an option (the "OPTION") to purchase Ramus for the purchase price set forth in SECTION 1.2 below.

          1.2 PURCHASE PRICE. Subject to the provisions of SECTION 4 with respect to the issuance of PDT Shares, the purchase price for all of Ramus shall be equal to ***** (the "PURCHASE PRICE").(1) The Purchase Price will be distributed on a pro rata basis to the holders of outstanding Ramus common stock (the "COMMON STOCK"). Each Shareholder agrees to convert any convertible securities into Common Stock and to exercise any options, rights or other securities granting the right to acquire shares of Common Stock upon notice by PDTC of the exercise of the Option; PROVIDED, HOWEVER, PDTC hereby expressly acknowledges and agrees that, as provided in the option agreements of those Shareholders who are option holders, such option holders may provide for the exchange of their options for their applicable portion of the Purchase Price having a value equal to the difference, or spread, between (i) their applicable portion of the Purchase Price issuable upon exercise of the option had the option been exercised immediately prior to the closing and (ii) the applicable exercise price of the option.

*****Confidential Treatment Requested

-------------------
(1) PDTC's Shares shall not be subject to the Option, and the Purchase Price shall be reduced accordingly. For example, if at the Closing of the Option purchase, PDTC owns thirty percent (30%) of the PDT Shares, the Purchase Price would be seventy percent (70%) of *****.

     2. TERM OF THE OPTION. The Option shall commence as of the execution of this Option Agreement and shall expire (the "EXPIRATION DATE") on the later of ***** from the execution of this Option Agreement, or ***** after the day on which the first surgical procedure to implant the Company's initial product in a coronary artery in a human subject involving coronary artery bypass surgery is completed in its formally conducted clinical trials supervised by the United States Food and Drug Administration, or the regulatory equivalent in the country in which treatment is undertaken. Ramus covenants to give notice to PDTC, as provided herein, of the first human implant by Ramus, as set forth in the preceding sentence, within ten (10) days of the date that such human implant is first undertaken.

     3. NOTICE OF EXERCISE. Notice of exercise of the Option (the "NOTICE") shall be accomplished in writing on or prior to the Expiration Date. The Notice shall include an executed Purchase and Sale Agreement for the purchase and sale of Ramus (the "PURCHASE AND SALE AGREEMENT"). The Purchase and Sale Agreement shall be in the form attached hereto as EXHIBIT A, with such changes therein as the parties reasonably determine are necessary to implement the desired forms and transaction (sale of shares or a merger), and shall provide for a closing within ninety (90) days of the date of the Notice. After delivery of the Notice, if requested by Ramus, PDTC will provide the loan described in the Stock Purchase Agreement.

     4.   PAYMENT OF PURCHASE PRICE.

          (a) The Purchase Price will be payable in cash and the stock of PDTC's parent corporation, PDT, Inc. (the "PDT SHARES"), or entirely in cash or entirely in PDT Shares, at the option of PDTC. PDTC cannot convert this from a stock sale to an asset sale without the prior written consent of Ramus and its Shareholders.

          (b) If PDTC elects to deliver the PDT Shares, it will deliver a sufficient percentage of the Purchase Price to the Shareholders to permit them to receive the PDT Shares as part of a tax-free reorganization as determined by PDTC's independent auditors. ***** In the event that any of the Purchase Price is to be payable in PDT Shares, each of the following conditions shall have been satisfied on or prior to the closing contemplated by this Option Agreement:
(i) PDT, Inc. shall have had declared effective by the Securities and Exchange Commission a registration statement covering the resale by all of the Shareholders of the PDT Shares received by such Shareholders, in form and substance reasonably satisfactory to Ramus, and Ramus and the Shareholders will cooperate with PDT, Inc. in registering said PDT Shares; and (ii) *****; and
(iii) the PDT Shares shall be listed for trading on the NASDAQ National Market System (NMS) or a national securities exchange.

          (c) The aggregate number of PDT Shares to be delivered by PDTC shall be increased by ***** for each ***** of the Purchase Price paid for in PDT Shares in consideration of the following agreement of the Shareholders:

               (i) the Shareholders agree not to sell more than the greater of ***** the PDT Shares owned by them, or ***** during any five (5) trading day period, unless the PDT Shares are sold to PDT or the PDT Employee Stock Ownership Plan.

               (ii) the Shareholders may sell the PDT Shares in a private transaction occurring off market and not reported in National Market Systems (NMS) or other national securities exchange which is either approved by PDT or which is included in the limitations of (i) above.

*****Confidential Treatment Requested

               (iii) each share certificate representing the PDT Shares will contain a legend reflecting the foregoing.

     5. ADDITIONAL SHAREHOLDERS. Ramus shall not issue any capital stock or any securities convertible into, exchangeable for or exercisable for capital stock of Ramus (whether preferred, common or otherwise) unless the purchaser, grantee or other recipient thereof shall have executed a Joinder Agreement to this Option Agreement in the form of EXHIBIT B at the time that they first become a holder of or entitled to such securities. Ramus shall use its best efforts to secure the execution by its existing option holders of the Joinder Agreement and will not issue new options that do not include a condition of executing the Joinder Agreement.

     6. EMPLOYMENT AGREEMENTS AND CONSULTING AGREEMENTS. Ramus shall have entered into Employment Agreements and Consulting Agreements to the satisfaction of Ramus. Employment Agreements would be required for ***** if they are still employed by Ramus at the time that this Option is exercised and provided that they will agree to the compensation terms in effect immediately preceding the exercise of the Option, together with any other managers that PDTC wishes to retain. The Employment Agreements will provide for customary provisions and shall include six (6) months' severance for termination without cause, and no severance if termination is for cause. *****. Any of the foregoing agreements will be terminable in the event of a breach of the covenants not to compete by that party.

     7. PROXY; LEGENDS. Each Shareholder, by signing this Option Agreement, and each person who shall execute a Joinder Agreement by signing such Joinder Agreement, grants PDTC an irrevocable proxy with respect to all of such person's securities in Ramus, whether now or hereafter held by such person, for the purpose of voting, converting, exchanging, exercising or transferring such securities in connection with any exercise of the Option by PDTC. The parties agree and acknowledge that such proxy is irrevocable by the existing Shareholders and other persons who join this Option Agreement in accordance with
Section 705(e) of the California Corporations Code. Each outstanding security of Ramus (including any right to acquire a security) and each security or other right thereafter issued by Ramus shall bear a legend reflecting the granting of such proxy and the existence of the Option in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN OPTION AGREEMENT AMONG RAMUS MEDICAL TECHNOLOGIES ("RAMUS"), PDT CARDIOVASCULAR, INC. ("PDTC") AND CERTAIN OTHER PERSONS PURSUANT TO WHICH THIS SECURITY IS SUBJECT TO AN OPTION TO PURCHASE GRANTED IN FAVOR OF PDTC. PURSUANT TO SUCH OPTION AGREEMENT, THE HOLDERS OF THIS SECURITY HAS GRANTED AN IRREVOCABLE PROXY IN FAVOR OF PDTC WITH RESPECT TO CERTAIN MATTERS RELATING TO SUCH OPTION. A COPY OF THE OPTION AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF RAMUS.

     8. ROLE OF HAI FINANCIAL. Ramus and the Shareholders hereby acknowledge that HAI Financial ("HAI") is acting as an advisor to Ramus and will be entitled to be paid a fee upon the exercise of the Option by PDTC and upon funding of PDTC's investment in Ramus. Ramus and the Shareholders further acknowledge that the principal of HAI, Charles T. Foscue ("FOSCUE"), is a director and shareholder of PDTC's parent corporation, PDT, Inc. After consultation with counsel and with full knowledge of the relationship and possible conflict of interest, Ramus and the Shareholders agree that

*****Confidential Treatment Requested

HAI or Charles T. Foscue's involvement in this transaction shall in no way invalidate the Option or serve as an excuse for non-performance by either Ramus or the Shareholders for performing their obligations hereunder. The following waiver and release is not intended to apply to claims which Ramus may have against HAI or Foscue, nor is it intended to apply to any breach of the Investment Agreement or this Option Agreement, by PDTC. However, an assertion of a breach of the Investment Agreement or this Option Agreement shall not excuse Ramus and the Shareholders from performing their obligations under the Option. Ramus and the Shareholders irrevocably and unconditionally waive and release any and all claims against PDTC, PDT, their respective officers, directors, employees, agents and insureds from HAI's involvement with Ramus, the Shareholders or this transaction, whether now existing or hereafter arising.

     Ramus and the Shareholders acknowledge that they are aware of, understand and hereby waive the rights of Section 1542 of the California Civil Code, which provides:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     9. NO SOLICITATION. The Shareholders will not take, nor will they permit Ramus, or authorize or permit any investment banker, financial advisor, attorney, accountant or other person retained by or acting for or on behalf of any Shareholder or Ramus to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to Ramus or permitting access to the assets and properties and books and records of Ramus), any offer or inquiry from any person concerning a proposed sale or license of Ramus' technology or a proposed sale of the shares of Ramus or a merger or other business combination between Ramus and a third-party. The foregoing shall not preclude the sale of securities which does not result in a change of control and which otherwise complies with this Option Agreement. Unless PDTC refuses to provide financing in accordance with Sections 6.4 or 6.5 of the Investment Agreement, Ramus will be permitted to negotiate a proposed license of Ramus's technology to an entity not affiliated with Ramus or its shareholders, officers or directors after *****, so long as PDTC shall approve the license. If PDTC refuses to approve the license within ten (10) days of submission of the license (the "LICENSE REVIEW PERIOD") by Ramus to PDTC, PDTC will purchase ***** in ***** at a price of ***** per share, payable in cash, within ten (10) business days of the expiration of the License Review Period. If any Shareholder or Ramus (or any such person acting for or on their behalf) receives from any person any offer, inquiry or informational request referred to above, such Shareholder or Ramus, as applicable, will promptly advise such person, by written notice, of the terms of this SECTION 9 and will promptly, orally and in writing, advise PDTC of such offer, inquiry or request and deliver a copy thereof and of such notice to PDTC.

     10.  MISCELLANEOUS.

          10.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Option Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement, except as expressly provided in this Option Agreement.

*****Confidential Treatment Requested

          10.2 SPECIFIC PERFORMANCE. PDTC shall be entitled to all rights available under law, as well as injunctive relief, including the right to demand specific performance of the Option by Ramus and the Shareholders.

          10.3 GOVERNING LAW. This Option Agreement shall be governed by and construed under the laws of the State of California.

          10.4 COUNTERPARTS. This Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.5 TITLES AND SUBTITLES. The titles and subtitles used in this Option Agreement are used for convenience only and are not be considered in construing or interpreting this Option Agreement.

          10.6 NOTICES. Unless otherwise specifically provided herein, any notice, demand, request or other communication herein requested or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by recognized international courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or five (5) business days after deposit in the United States mail in the continental United States (registered or certified, with postage prepaid and properly addressed). For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this SECTION 10.6) shall be as follows:

     If to Company:   Ramus Medical Technologies
                      6420 Via Real, Unit 8
                      Carpinteria, CA  93013
                      Attention:  Charles S. Love, President

     With a copy to:  Stradling, Yocca, Carlson & Rauth
                      660 Newport Center Drive, Suite 1600
                      Newport Beach, CA  92660
                      Attention:  Michael E. Flynn, Esq.

     If to PDTC:      PDT Cardiovascular, Inc.
                      7408 Hollister Avenue
                      Goleta, CA  93117
                      Attention:  David Mai, President

     With a copy to:  Nida & Maloney, PC
                      801 Garden Street, Suite 201
                      Santa Barbara, CA  93101
                      Attention:  Joseph E. Nida, Esq.

          10.7 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Option Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          10.8 AMENDMENTS AND WAIVERS. Any term of this Option Agreement may be amended and the observance of any term of this Option Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Ramus and

PDTC. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the parties, their successors and assigns.

          10.9 SEVERABILITY. If one or more provisions of this Option Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Option Agreement and the balance of the Option Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          10.10 TERMINATION. This Option Agreement, and the obligations of the parties with respect thereto, shall terminate on the Option Termination Date.

          10.11 PUBLIC DISCLOSURE. Except as may be required to comply with applicable law, and the requirements of PDTC's parent corporation, as an entity whose stock is publicly traded, no party this Option Agreement shall make or cause to be made any press release or similar public announcement or communication concerning the execution or performance of this Option Agreement and any of the transactions contemplated hereby, unless specifically approved in advance and in writing by Ramus and PDTC. Notwithstanding the foregoing, unless required by an opinion of PDTC's counsel, PDTC will not disclose the non-exercise of its Option described in this Option Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement this 27th day of December, 1996.

                                         RAMUS

                                         RAMUS MEDICAL TECHNOLOGIES,
                                         a California corporation


                                         By: /s/  CHARLES S. LOVE
                                            ---------------------------------
                                            Title: President



                                         PDTC

                                         PDT CARDIOVASCULAR, INC.,
                                         a Delaware corporation


                                         By: /s/  GARY S. KLEDZIK
                                            ---------------------------------
                                            Title: Chairman



                                         SHAREHOLDERS


                                         /s/  CHARLES S. LOVE
                                         ------------------------------------


                                        /s/ *****
                                         ------------------------------------




*****Confidential Treatment Requested

                                 EXHIBIT A

                       Purchase and Sale Agreement

                                  FORM OF
                         STOCK PURCHASE AGREEMENT

                       dated as of ________________

                              by and between

                         PDT CARDIOVASCULAR, INC.

                                    and

                THE SELLERS IDENTIFIED ON SCHEDULE 1 HERETO

                           with respect to all

                      outstanding capital stock of

                      RAMUS MEDICAL TECHNOLOGIES

                               TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                         PAGE
                                                                          NO.
                                                                         ----
ARTICLE I - SALE OF SHARES AND CLOSING
     1.01   PURCHASE AND SALE                                              1
     1.02   PURCHASE PRICE                                                 1
     1.03   CLOSING                                                        2

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLERS
     2.01   ORGANIZATION OF SELLER                                         2
     2.02   AUTHORITY                                                      2
     2.03   ORGANIZATION OF THE COMPANY                                    3
     2.04   CAPITAL STOCK                                                  3
     2.05   SUBSIDIARIES                                                   3
     2.06   NO CONFLICTS                                                   4
     2.07   GOVERNMENTAL APPROVALS AND FILINGS                             4
     2.08   BOOKS AND RECORDS                                              4
     2.09   FINANCIAL STATEMENTS                                           5
     2.10   ABSENCE OF CHANGES                                             5
     2.11   NO UNDISCLOSED LIABILITIES                                     7
     2.12   TAXES                                                          8
     2.13   LEGAL PROCEEDINGS                                              9
     2.14   COMPLIANCE WITH LAWS AND ORDERS                                9
     2.15   BENEFIT PLANS; ERISA                                           9
     2.16   REAL PROPERTY                                                 12
     2.17   TANGIBLE PERSONAL PROPERTY; INVESTMENT ASSETS                 13
     2.18   INTELLECTUAL PROPERTY RIGHTS                                  13
     2.19   CONTRACTS                                                     14
     2.20   LICENSES                                                      15
     2.21   INSURANCE                                                     16
     2.22   AFFILIATE TRANSACTIONS                                        16
     2.23   EMPLOYEES; LABOR RELATIONS                                    17
     2.24   ENVIRONMENTAL MATTERS                                         17
     2.25   SUBSTANTIAL CUSTOMERS AND SUPPLIERS                           18
     2.26   BANK AND BROKERAGE ACCOUNTS; INVESTMENT ASSETS                19
     2.27   NO POWERS OF ATTORNEY                                         19
     2.28   ACCOUNTS RECEIVABLE                                           19
     2.29   BROKERS                                                       19
     2.30   DISCLOSURE                                                    19
     2.31   INCORPORATION BY REFERENCE                                    20

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PURCHASER
     3.01   ORGANIZATION                                                  20
     3.02   AUTHORITY                                                     20
     3.03   NO CONFLICTS                                                  20
     3.04   GOVERNMENTAL APPROVALS AND FILINGS                            21

                                                                         PAGE
                                                                          NO.
                                                                         ----

     3.05   LEGAL PROCEEDINGS                                             21
     3.06   PURCHASE FOR INVESTMENT                                       21
     3.07   ACCREDITED INVESTOR                                           21
     3.08   PURCHASE ENTIRELY FOR OWN ACCOUNT                             21
     3.09   INVESTMENT EXPERIENCE                                         21
     3.10   PDT SHARES                                                    21

ARCTICLE IV - COVENANTS OF SELLERS
     4.01   REGULATORY AND OTHER APPROVALS                                22
     4.02   HSR FILINGS                                                   22
     4.03   INVESTIGATION BY PURCHASER                                    22
     4.04   NO SOLICITATIONS                                              23
     4.05   CONDUCT OF BUSINESS                                           23
     4.06   EMPLOYEE MATTERS                                              24
     4.07   CERTAIN RESTRICTIONS                                          24
     4.08   AFFILIATE TRANSACTIONS                                        26
     4.09   BOOKS AND RECORDS                                             26
     4.10   NONCOMPETITION                                                26
     4.11   NOTICE AND CURE                                               27
     4.12   FULFILLMENT OF CONDITIONS                                     27

ARTICLE V - COVENANTS OF PURCHASER
     5.01   REGULATORY AND OTHER APPROVALS                                28
     5.02   HSR FILINGS                                                   28
     5.03   NOTICE AND CURE                                               28
     5.04   FULFILLMENT OF CONDITIONS                                     28
     5.05   REGISTRATION OF PDT SHARES                                    29
     5.06   ADVANCE BY PURCHASER TO THE COMPANY                           29

ARTICLE VI - CONDITIONS TO OBLIGATIONS OF PURCHASER
     6.01   REPRESENTATIONS AND WARRANTIES                                29
     6.02   PERFORMANCE; NO DEFAUL                                        29
     6.03   OFFICERS' CERTIFICATES                                        29
     6.04   ORDERS AND LAWS                                               29
     6.05   REGULATORY CONSENTS AND APPROVALS                             30
     6.06   THIRD PARTY CONSENTS                                          30
     6.07   OPINION OF COUNSEL                                            30
     6.08   GOOD STANDING CERTIFICATES                                    30
     6.09   SPECIAL PROCEDURES REPORT                                     30
     6.10   RESIGNATIONS OF DIRECTORS AND OFFICERS                        31
     6.11   ENVIRONMENTAL SURVEY                                          31
     6.12   PROCEEDINGS                                                   31
     6.13   EMPLOYMENT AND NONCOMPETITION AGREEMENTS                      31
     6.14   EQUITY RIGHTS                                                 31
     6.15   RELEASES                                                      31
     6.16   COMPLETION OF DUE DILIGENCE; FINANCIAL STATEMENTS             31

                                                                         PAGE
                                                                          NO.
                                                                         ----
     6.17   JOINDER                                                       31
     6.18   AUDITED FINANCIAL STATEMENTS                                  31

ARTICLE VII - CONDITIONS TO OBLIGATIONS OF SELLERS
     7.01   REPRESENTATIONS AND WARRANTIES                                32
     7.02   PERFORMANCE                                                   32
     7.03   OFFICERS' CERTIFICATES                                        32
     7.04   ORDERS AND LAWS                                               32
     7.05   REGULATORY CONSENTS AND APPROVALS                             32
     7.06   THIRD PARTY CONSENTS                                          32
     7.07   OPINION OF COUNSEL                                            33
     7.08   PROCEEDINGS                                                   33
     7.09   GOOD STANDING CERTIFICATES                                    33
     7.10   EMPLOYMENT AGREEMENTS AND CONSULTING AGREEMENTS               33

ARTICLE VIII - TAX MATTERS AND POST-CLOSING TAXES
     8.01   INDEMNIFICATION                                               33
     8.02   CONTROL OF CONTEST                                            33
     8.03   ACCESS TO INFORMATION                                         34
     8.04   RETENTION OF RECORDS                                          34
     8.05   RESOLUTION OF DISAGREEMENTS AMONG PARTIES                     34
     8.06   TAX RETURNS                                                   34
     8.07   PRE-FILING APPROVAL OF TAX RETURNS AND REPORTS                34
     8.08   COMPANY'S FINAL RETURNS                                       35

ARTICLE IX - SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS
               AND AGREEMENTS
     9.01   SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS
              AND AGREEMENTS                                              35

ARTICLE X - INDEMNIFICATION
     10.01  TAX INDEMNIFICATION                                           35
     10.02  OTHER INDEMNIFICATION                                         36
     10.03  METHOD OF ASSERTING CLAIMS                                    36

ARTICLE XI - TERMINATION AND DEFAULT
     11.01  TERMINATION                                                   39
     11.02  EFFECT OF TERMINATION                                         40

ARTICLE XII - DEFINITIONS
     12.01  DEFINITIONS                                                   40

ARTICLE XIII - MISCELLANEOUS
     13.01  NOTICES                                                       48
     13.02  ENTIRE AGREEMENT                                              49
     13.03  EXPENSES                                                      49
     13.04  PUBLIC ANNOUNCEMENTS                                          49

                                                                         PAGE
                                                                          NO.
                                                                         ----
     13.05  CONFIDENTIALITY                                               49
     13.06  FURTHER ASSURANCES; POST-CLOSING COOPERATION                  50
     13.07  WAIVER                                                        51
     13.08  AMENDMENT                                                     51
     13.09  NO THIRD PARTY BENEFICIARY                                    51
     13.10  NO ASSIGNMENT; BINDING EFFECT                                 51
     13.11  HEADINGS                                                      51
     13.12  ARBITRATION                                                   51
     13.13  CONSENT TO JURISDICTION AND SERVICE OF PROCESS                52
     13.14  INVALID PROVISIONS                                            52
     13.15  AGENT                                                         53
     13.16  GOVERNING LAW                                                 53
     13.17  COUNTERPARTS                                                  53
     13.18  SIGNATURES                                                    53

                                  EXHIBITS
                                  --------

     EXHIBIT A      Escrow Agreement
     EXHIBIT B      Officer's Certificate of Sellers
     EXHIBIT C      Opinion of Counsel to Sellers and Company
     EXHIBIT D      Special Procedures Report
     EXHIBIT E      Officer's Certificate of Purchaser
     EXHIBIT F      Secretary's Certificate of Purchaser
     EXHIBIT G      Opinion of Counsel to Purchaser

                                   SCHEDULES
                                   ---------

     SCHEDULE 1          List of Sellers

                                  FORM OF
                         STOCK PURCHASE AGREEMENT


          This STOCK PURCHASE AGREEMENT dated as of _______________ is made and entered into by and between PDT CARDIOVASCULAR, INC., a Delaware corporation ("PURCHASER"), and each of the shareholders of RAMUS MEDICAL TECHNOLOGIES., a California corporation, listed on SCHEDULE 1 hereto (each a "SELLER" and collectively, "SELLERS"). Capitalized terms not otherwise defined herein have the meanings set forth in SECTION 12.01.

          WHEREAS, Sellers own _____________________________________ (________)
shares of common stock, no par value, of Ramus Medical Technologies, a California corporation (the "COMPANY"), constituting all issued and outstanding shares of capital stock of the Company, or the rights to acquire such shares as indicated on SCHEDULE 1, excluding shares owned by Purchaser prior to the execution of this Agreement (such shares being referred to herein as the "SHARES");

          WHEREAS, Charles S. Love ("LOVE") is a Seller and owns _________ percent (___%) of the Shares owned by the Sellers; and

          WHEREAS, Sellers desire to sell, and Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                          SALE OF SHARES AND CLOSING

          1.01 PURCHASE AND SALE. Each Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from each Seller, all of the right, title and interest of such Seller in and to the Shares owned by such Seller at the Closing, as hereinafter defined, on the terms and subject to the conditions set forth in this Agreement.

          1.02 PURCHASE PRICE. The aggregate purchase price (the "PURCHASE PRICE") for the Shares and for the covenant of the Sellers contained in Section
4.11 is as follows:

          (a)  *****(1)

          (b) The Purchase Price will be payable at the option of the Purchaser in immediately available United States funds or in the shares of Common Stock of the Purchaser's parent corporation, PDT, Inc., a Delaware corporation (the "PDT SHARES") or any combination thereof, provided that the PDT Shares must be received on a tax-free basis in the opinion of PDT's auditors, and subject to Sellers cooperating and agreeing to all conditions necessary to create a tax-free exchange for PDT Shares. *****.

(1) The Purchase price will be reduced by the percentage ownership of the Shares already owned by PDTC at the time of the Closing.

*****Confidential Treatment Requested

          (c) The Purchase Price will be payable pro rata to the Sellers with ***** of the Purchase Price being paid in cash and PDT Shares to the Sellers and ***** of cash and PDT Shares will be transferred immediately to ________________ (the "ESCROW AGENT") under an escrow agreement substantially in the form attached hereto as EXHIBIT A (the "ESCROW AGREEMENT") to be retained by the Escrow Agent for a period of one year as provided in the Escrow Agreement. Any payments due under SECTION 2.29 hereof to HAI Financial will be reduced from the sums due the Sellers and will be payable to HAI Financial as if it were a Seller.

          1.03 CLOSING. The Closing will take place at the offices of Purchaser, or at such other place as Purchaser and Sellers mutually agree, at 10:00 a.m. local time, on the Closing Date. Purchaser will pay the installments of the Purchase Price payable under clauses (b) and (c) of SECTION 1.02 by checks payable in United States funds to the order of the Agent, as hereinafter defined. Such checks shall be delivered to the Agent.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF SELLERS

          Love, jointly and severally as to all warranties and representations, and the remaining Sellers on an individual basis as to SECTIONS 2.01, 2.02 AND
2.04 hereof, represent and warrant to Purchaser as follows:

          2.01 ORGANIZATION OF SELLER. Each Seller is (a) an individual acting on its own behalf, (b) an individual acting as trustee of a trust that is duly organized, validly existing and in good standing under the Law of the jurisdiction set forth in SCHEDULE 1 or (c) a corporation duly organized, validly existing and in good standing under the Law of the jurisdiction of its organization as set forth in SCHEDULE 1. Each Seller has full individual, trustee or corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including to own, hold, sell and transfer (pursuant to this Agreement) the Shares.

          2.02 AUTHORITY. The execution and delivery by each Seller of this Agreement and the Operative Agreements to which it is a party, and the performance by each Seller of its obligations hereunder, and thereunder, have been duly and validly authorized by any trustee, beneficiary, board, stockholder or other Person whose authorization is required, except as provided in SECTION
2.07 OF THE DISCLOSURE SCHEDULE, no other action on the part of any Seller or any trustee, beneficiary, board, stockholder or other Person being necessary. This Agreement has been duly and validly executed and delivered by each Seller and constitutes, and upon the execution and delivery by each Seller of the Operative Agreements to which it is a party, such Operative Agreements will constitute legal, valid and binding obligations of each Seller enforceable against each Seller in accordance with their terms.

          2.03 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the Law of the State of California, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. SECTION 2.03 OF THE DISCLOSURE SCHEDULE lists all lines of business in which the Company is participating or engaged. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in SECTION 2.03 OF THE DISCLOSURE SCHEDULE, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission

*****Confidential Treatment Requested
necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company and the Subsidiaries to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by the Company or a Subsidiary, as the case may be, becoming qualified or admitted and in good standing. The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in SECTION 2.03 OF THE DISCLOSURE SCHEDULE. Love has, prior to the execution of this Agreement, delivered to Purchaser true and complete copies of the articles of incorporation and by-laws of the Company as in effect on the date hereof.

          2.04 CAPITAL STOCK. The authorized capital stock of the Company consists solely of ________________________ (__________) shares of Common Stock and ____________________ (________) shares of Preferred Stock, of which only the Shares have been issued. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Sellers own the Shares, beneficially and of record, free and clear of all Liens, in the manner and as set forth in
SECTION 2.04 OF THE DISCLOSURE SCHEDULE. Except for this Agreement and as disclosed in SECTION 2.04 OF THE DISCLOSURE SCHEDULE, there are no outstanding Options with respect to the Company. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in
SECTION 1.03 will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens.

          2.05 SUBSIDIARIES. SECTION 2.05 OF THE DISCLOSURE SCHEDULE lists the name of each Subsidiary and all lines of business in which each Subsidiary is participating or engaged. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Law of its jurisdiction of incorporation identified in SECTION 2.05 OF THE DISCLOSURE SCHEDULE, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in SECTION 2.05 OF THE DISCLOSURE SCHEDULE, which are the only jurisdictions in which the ownership, use or leasing of such Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company and the Subsidiaries to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by the Company or a Subsidiary, as the case may be, becoming qualified, licensed or admitted and in good standing. SECTION 2.05 OF THE DISCLOSURE SCHEDULE lists for each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of such outstanding capital stock. Except as disclosed in SECTION 2.05 OF THE DISCLOSURE SCHEDULE, all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by the Company or Subsidiaries wholly owned by the Company free and clear of all Liens. Except as disclosed in SECTION 2.05 OF THE DISCLOSURE SCHEDULE, there are no outstanding Options with respect to any Subsidiary. The name of each director and officer of each Subsidiary on the date hereof, and the position with such Subsidiary held by each, are listed in
SECTION 2.05 OF THE DISCLOSURE SCHEDULE. Love has prior to the execution of this Agreement delivered to Purchaser true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable corporate charter documents) of each of the Subsidiaries as in effect on the date hereof.

          2.06 NO CONFLICTS. The execution and delivery by Love of this Agreement do not, and the execution and delivery by Love of the Operative Agreements to which it is a party, the performance by Love of his obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby, and thereby, will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company or any Subsidiary or Love or of any trust agreement (or other comparable governing documents) of Love;

          (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in SECTION 2.07 OF THE DISCLOSURE SCHEDULE, conflict with or result in a violation or breach of any term or provision of any material Law or Order applicable to Love, the Company or any Subsidiary or any of their respective Assets and Properties; or

          (c)  except as disclosed in SECTION 2.06 OF THE DISCLOSURE SCHEDULE,
(i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Love, the Company or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon Love, the Company or any Subsidiary or any of their respective Assets and Properties under, any material Contract or License to which Love, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound.

          2.07 GOVERNMENTAL APPROVALS AND FILINGS.  Except as disclosed in
SECTION 2.07 OF THE DISCLOSURE SCHEDULE, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Love, the Company or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

          2.08 BOOKS AND RECORDS. The minute books and other similar records of the Company and the Subsidiaries as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and the Subsidiaries. The stock transfer ledgers and other similar records of the Company and the Subsidiaries as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company and the Subsidiaries. Except as set forth in
SECTION 2.08 OF THE DISCLOSURE SCHEDULE, neither the Company nor any Subsidiary has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or a Subsidiary.

          2.09 FINANCIAL STATEMENTS. Prior to the execution of this Agreement, Love has delivered to Purchaser true and complete copies of the following financial statements:

          (a) the audited balance sheets of the Company and its consolidated subsidiaries as of __________________________, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the unqualified report with no exceptions or modifications, but with allowable explanatory language with respect to the Company's ability to continue as a going concern, on such audited information by _____________________, and all letters from such accountants with respect to the results of such audits; and

          (b) the unaudited balance sheets of the Company and its consolidated subsidiaries as of _________________, and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the portion of the fiscal year then ended.

Except as set forth in the notes thereto and as disclosed in SECTION 2.09 OF THE DISCLOSURE SCHEDULE, all such financial statements (i) were prepared in accordance with GAAP on a consistent basis, (ii) fairly present the consolidated financial condition and results of operations of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from the Books and Records of the Company and the Subsidiaries regularly maintained by management and used to prepare the financial statements of the Company and the Subsidiaries in accordance with the principles stated therein. The Company and the Subsidiaries have maintained their respective Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP, such Books and Records fairly reflect, in all material respects, the income, expenses, assets and liabilities of the Company and the Subsidiaries and the Books and Records provided a fair and accurate basis for the preparation of the Audited Financial Statements and the Unaudited Financial Statements. Except for those Subsidiaries listed in SECTION 2.09 OF THE DISCLOSURE SCHEDULE, the financial condition and results of operations of each Subsidiary are, and for all periods referred to in this SECTION 2.09 have been, consolidated with those of the Company.

          2.10 ABSENCE OF CHANGES. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since the Audited Financial Statement Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Company. Without limiting the foregoing, except as disclosed in SECTION 2.10 OF THE DISCLOSURE SCHEDULE, there has not occurred between the Audited Financial Statement Date and the date hereof:

          (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary not wholly owned by the Company, or any direct or indirect redemption, purchase or other acquisition by the Company or any Subsidiary of any such capital stock of or any Option with respect to the Company or any Subsidiary not wholly owned by the Company;

          (ii) any authorization, issuance, sale or other disposition by the Company or any Subsidiary of any shares of capital stock of or Option with respect to the Company or any Subsidiary, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to the Company or any Subsidiary;

          (iii) (x) any increase in the salary, wages or other compensation of any officer, employee or consultant of the Company or any Subsidiary whose annual salary is, or after giving effect to such change would be, $100,000 or more, except increases in the ordinary course of business, consistent with past practice; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related Contract or other employee compensation arrangement, except for changes in the ordinary course of business, consistent with past practice; or (z) any adoption, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement not in the ordinary course of business, except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which the Company or Subsidiary reasonably believed to be the least costly was chosen; other than such bonus payments permitted under SECTION 4.07(b);

          (iv) (A) incurrences by the Company or any Subsidiary of Indebtedness in an aggregate principal amount exceeding $25,000 (net of any amounts discharged during such period), or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary; other than borrowings by the Company in the ordinary course of business.

          (v) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of the Company or any Subsidiary in an aggregate amount exceeding $10,000;

          (vi) any material change in (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company or any Subsidiary, (y) any method of calculating any bad debt, contingency or other reserve of the Company or any Subsidiary for accounting, financial reporting or Tax purposes, or any change in the fiscal year of the Company or any Subsidiary or (z) the financial projections of the Company or any Subsidiary;

          (vii) any write-off or write-down of or any determination to write-off or write-down, not in the ordinary course or business, any of the Assets and Properties of the Company or any Subsidiary in an aggregate amount exceeding $10,000;

          (viii) any acquisition or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company or any Subsidiary, other than in the ordinary course of business consistent with past practice;

          (ix) any (x) amendment of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company or any Subsidiary, (y) recapitalization, reorganization, liquidation or dissolution of the Company or any Subsidiary or (z) merger or other business combination involving the Company or any Subsidiary and any other Person;

          (x) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any material Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to SECTION 2.19(a) or (B) any material License held by the Company or any Subsidiary, except for amendments, modifications, terminations, waivers or consents in the ordinary course of business;

          (xi) capital expenditures or commitments for additions to property, plant or equipment of the Company and the Subsidiaries constituting capital assets in an aggregate amount exceeding $50,000 without Purchaser's consent which shall not unreasonably be withheld;

          (xii) any commencement or termination by the Company or any Subsidiary of any new line of business;

          (xiii) any transaction by the Company or any Subsidiary with Love, any officer, director, Affiliate (other than the Company or any Subsidiary) or Associate of Love or any Associate of any such officer, director or Affiliate (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis, other than pursuant to any Contract in effect on the Audited Financial Statement Date and disclosed pursuant to SECTION 2.19(a)(vii) OF THE DISCLOSURE SCHEDULE;

          (xiv) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

          (xv) any other transaction involving or development affecting the Company or any Subsidiary outside the ordinary course of business consistent with past practice.

          2.11 NO UNDISCLOSED LIABILITIES. Except as reflected or reserved against in the balance sheet included in the Audited Financial Statements or in the notes thereto or as disclosed in SECTION 2.11 OF THE DISCLOSURE SCHEDULE or any other Section of the Disclosure Schedule, there are no Liabilities against, relating to or affecting the Company or any Subsidiary or any of their respective Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the Business or Condition of the Company.

          2.12 TAXES.

          (a) Except to the extent that any such failure would not have a material adverse effect on the Company, the Company and each of its Subsidiaries have (i) timely filed all Tax Returns required to be filed in any jurisdiction to which it is subject, except as disclosed in SECTION 2.12 OF THE DISCLOSURE SCHEDULE, (ii) either timely paid in full all Taxes due to be paid or collected by it and all Taxes claimed to be due from it by each such jurisdiction (except for any such Taxes as are being contested in good faith by appropriate proceedings), and any interest, additions to Tax and penalties with respect thereto, or provided adequate reserves for the payment thereof (which reserves are reflected in the Company's Audited Financial Statements), and (iii) fully accrued on its Audited Financial Statements and Books and Records all Taxes, and any interest, additions to Tax and penalties with respect thereto, for any period through the date hereof which are not yet due, including such as are being contested. There are no agreements for extension of the time of assessment or payment of any Taxes of the Company or any of its Subsidiaries.
No waiver of any statute of limitations has been executed by or on behalf of the Company or any of its Subsidiaries. There are no examinations by the IRS of or relating to the Company or any of its Subsidiaries presently in process, or, to the Knowledge of Love, threatened against the Company or any of its Subsidiaries. Neither the IRS nor any other taxing authority is now asserting or, to the Knowledge of Love, threatening to assert, any deficiency or assessment for additional Taxes, including any interest, penalties or fines, against the Company or any of its Subsidiaries. No federal income tax returns of the Company or any of its Subsidiaries have been audited by the IRS. Except as set forth in SCHEDULE 2.12 OF THE DISCLOSURE SCHEDULE, state, local and foreign income tax returns of the Company and its Subsidiaries have never been audited by the appropriate tax authorities for the jurisdictions indicated in
SECTION 2.12 OF THE DISCLOSURE SCHEDULE. None of the Company or any of its Subsidiaries has incurred any liability for Taxes other than in the ordinary course of business and none of the Company or any of its Subsidiaries has incurred any liability for Taxes which, in the aggregate, would result in a material decrease in the net worth of the Company or any of its Subsidiaries. Love has provided or made available to Purchaser or its authorized representative complete and correct copies of all income Tax, franchise or capital stock Tax, sales, occupational, employment, personal property, real property or other Tax Returns related to the Company or any of its Subsidiaries and its business for each of the __________ fiscal years of the Company ended _______________________________, respectively, together with complete and correct copies of any reports of Tax authorities relating to examination of such returns and all prior returns for the __________ fiscal years prior to _______________________, respectively, that have been audited, together with any elections to adopt any particular method of treating an item for Tax purposes and any closing agreements applicable to the Company or any of its Subsidiaries.

          (b) No election under Section 341(f) of the Code has been made by Love to treat the Company as a "consenting corporation" as defined therein.

          (c) None of the Company or any of its Subsidiaries has been formed or availed of for the purpose of avoiding the Tax with respect to its shareholders or the shareholders of any other corporation by permitting earnings on profits to be accumulated instead of being divided or distributed.

          (d) No compensation or benefits paid by the Company or any of its Subsidiaries or payable by the Company or any of its Subsidiaries in connection with the transactions contemplated by or effected in connection with this Agreement has been or will be nondeductible by the Company or any such Subsidiary or subject to any excise or penalty payable under the Code, including Sections 280G or 4999 thereof.

          2.13 LEGAL PROCEEDINGS. Except as disclosed in SECTION 2.13 OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below):

          (a) there are no Actions or Proceedings pending or, to the Knowledge of Love, threatened against, relating to or affecting Love, the Company or any Subsidiary or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Purchaser, or (ii) if determined adversely to Love, the Company or a Subsidiary, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company or any Subsidiary that would interfere in any material respect with its business or operations or (y) Losses by the Company or any Subsidiary, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $25,000;

          (b) there are no facts or circumstances Known to Love that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

          (c) there are no Orders outstanding against the Company or any Subsidiary.

Prior to the execution of this Agreement, Love has delivered to Purchaser all responses of counsel for the Company and the Subsidiaries to auditors' requests for information delivered in connection with the Audited Financial Statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company or any Subsidiary.

          2.14 COMPLIANCE WITH LAWS AND ORDERS.  Except as disclosed in
SECTION 2.14 OF THE DISCLOSURE SCHEDULE, neither the Company nor any Subsidiary is or has at any time within the last five (5) years been, or has received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties.

          2.15 BENEFIT PLANS; ERISA.

          (a) SECTION 2.15(a) OF THE DISCLOSURE SCHEDULE (i) contains a true and complete list and description of each of the Benefit Plans, (ii) identifies each of the Benefit Plans that is a Qualified Plan, (iii) identifies each Benefit Plan which at any time during the five-year period preceding the date of this Agreement was a Defined Benefit Plan and (iv) lists, describes and identifies each other Plan maintained, established, sponsored or contributed to by an ERISA Affiliate, or any predecessor thereof, which, during the five-year period preceding the date of this Agreement, was at any time a Defined Benefit Plan. Neither the Company nor any Subsidiary has scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to employees or requested or demanded by employees under circumstances which make it reasonable to expect that such increases will be granted. Except as disclosed in SECTION 2.15(a) OF THE DISCLOSURE SCHEDULE, no loan is outstanding between the Company or any Subsidiary and any Benefit Plan.

          (b) Neither the Company nor any Subsidiary maintains or is obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          (c) Except as set forth in SECTION 2.15(c) OF THE DISCLOSURE SCHEDULE, each Benefit Plan covers only employees who are employed by the Company or a Subsidiary (or former employees or beneficiaries with respect to service with the Company or a Subsidiary), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such plan.

          (d) Neither the Company, any Subsidiary, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to any "multiemployer plan," as that term is defined in Section 4001 of ERISA.

          (e) Each of the Benefit Plans is, and its administration is and has been since inception, in all material respects in compliance with, and neither the Company nor any Subsidiary has received any claim or notice that any such Benefit Plan is not in compliance with, all applicable Laws and Orders and prohibited transactions exemptions, including the requirements of ERISA, the Code, the Age Discrimination in Employment Act, the Equal Pay Act and Title VII of the Civil Rights Act of 1964. Each Qualified Plan is qualified under Section 401(a) of the Code, and, if applicable, complies with the requirements of
Section 401(k) of the Code. Each Benefit Plan which is intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other Tax benefits complies with the requirements of the applicable provisions of the Code or other Laws required in order to provide such Tax benefits.

          (f) Neither the Company nor any Subsidiary is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by the Company or any Subsidiary to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in Financial Statements in accordance with GAAP. There are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

          (g) No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which the Company or any Subsidiary, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code.

          (h) No transaction contemplated by this Agreement will result in liability to the PBGC under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to the Company, any Subsidiary, Purchaser or any corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA, and no event or condition exists or has existed which could reasonably be expected to result in any such liability with respect to Purchaser, the Company, any Subsidiary or any such corporation or organization. No "reportable event" within the meaning of
Section 4043 of ERISA has occurred with respect to any Defined Benefit Plan. No termination re-establishment or spin-off re-establishment transaction has occurred with respect to any Subject Defined Benefit Plan. No Subject Defined Benefit Plan has incurred any accumulated funding deficiency whether or not waived. No filing has been made and no proceeding has been commenced for the complete or partial termination of, or withdrawal from, any Benefit Plan which is a Pension Benefit Plan.

          (i) Except as described in SECTION 2.15(i) OF THE DISCLOSURE SCHEDULE, no benefit under any Benefit Plan, including any severance or parachute payment plan or agreement, will be established or become accelerated, vested, funded or payable by reason of any transaction contemplated under this Agreement.

          (j) To the Knowledge of Love, there are no pending or threatened claims by or on behalf of any Benefit Plan, by any Person covered thereby, or otherwise, which allege violations of Law which could reasonably be expected to result in liability on the part of Purchaser, the Company, any Subsidiary or any fiduciary of any such Benefit Plan, nor is there any basis for such a claim.

          (k) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

          (l) The fair market value of the assets of each Subject Defined Benefit Plan, as determined as of the last day of the plan year of such plan which coincides with or first precedes the date of this Agreement, was not less than the present value of the projected benefit obligations under such plan at such date as established on the basis of the actuarial assumptions applicable under such Subject Defined Benefit Plan at said date and, to the Knowledge of Love, there have been no material changes in such values since said date.

          (m) Complete and correct copies of the following documents have been furnished to Purchaser prior to the execution of this Agreement:

          (i) the Benefit Plans and any predecessor plans referred to therein, any related trust agreements, and service provider agreements, insurance contracts or agreements with investment managers, including all amendments thereto;

          (ii) current summary Plan descriptions of each Benefit Plan subject to ERISA, and any similar descriptions of all other Benefit Plans;

          (iii) the most recent Form 5500 and Schedules thereto for each Benefit Plan subject to ERISA reporting requirements;

          (iv) the most recent determination of the IRS with respect to the qualified status of each Qualified Plan;

          (v) the most recent accountings with respect to any Benefit Plan funded through a trust;

          (vi) the most recent actuarial report of the qualified actuary of any Subject Defined Benefit Plan or any other Benefit Plan with respect to which actuarial valuations are conducted; and

          (vii) all qualified domestic relations orders or other orders governing payments from any Benefit Plan.

          2.16 REAL PROPERTY.

          (a) SECTION 2.16(a) OF THE DISCLOSURE SCHEDULE contains a true and correct list of (i) each parcel of real property owned by the Company or any Subsidiary, (ii) each parcel of real property leased by the Company or any Subsidiary (as lessor or lessee) and (iii) all Liens (other than Permitted Liens) relating to or affecting any parcel of real property referred to in clause (i).

          (b) Except as disclosed in SECTION 2.16(a) OF THE DISCLOSURE SCHEDULE, the Company or a Subsidiary has good and marketable fee simple title to each parcel of real property owned by it, free and clear of all Liens other than Permitted Liens. Except for the real property leased to others referred to in clause (ii) of paragraph (a) above, the Company or a Subsidiary is in possession of each parcel of real property owned by it, together with all buildings, structures, facilities, fixtures and other improvements thereon. The Company and the Subsidiaries have adequate rights of ingress and egress with respect to the real property listed in SECTION 2.16(a) OF THE DISCLOSURE SCHEDULE and all buildings, structures, facilities, fixtures and other improvements thereon. None of such real property, buildings, structures, facilities, fixtures or other improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance).

          (c) The Company or a Subsidiary has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. Each lease referred to in clause (ii) of paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or a Subsidiary and of each other Person that is a party thereto, and except as set forth in SECTION 2.16(c) OF THE DISCLOSURE SCHEDULE, there is no, and neither the Company nor any Subsidiary has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder.
Neither the Company nor any Subsidiary owes any brokerage commissions with respect to any such leased space.

          (d) Love has delivered to Purchaser prior to the execution of this Agreement true and complete copies of (i) all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to the real property owned by the Company and the Subsidiaries, and (ii) all leases (including any amendments and renewal letters) and, to the extent reasonably available, all other documents referred to in clause (i) of this paragraph (d) with respect to the real property leased by the Company and the Subsidiaries.

          (e) Except as disclosed in SECTION 2.16(e) OF THE DISCLOSURE SCHEDULE, no tenant or other party in possession of any of the real properties owned by the Company and the Subsidiaries, has any right to purchase, or holds any right of first refusal to purchase, such properties.

          (f) Except as disclosed in SECTION 2.16(f) OF THE DISCLOSURE SCHEDULE, the improvements on the real property identified in SECTION 2.16(a) OF THE DISCLOSURE SCHEDULE are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of Love, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

          (g) Neither the Company nor any Subsidiary is or has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section
897(c)(i)(A)(ii).

          2.17 TANGIBLE PERSONAL PROPERTY; INVESTMENT ASSETS.

          (a) The Company or a Subsidiary is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in or reasonably necessary for the conduct of their business, including all tangible personal property reflected on the balance sheet included in the Unaudited Financial Statements and tangible personal property acquired since the Unaudited Financial Statement Date other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in
SECTION 2.17(a) OF THE DISCLOSURE SCHEDULE, and as of Closing, is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

          (b) SECTION 2.17(b) OF THE DISCLOSURE SCHEDULE describes each Investment Asset owned by the Company or any Subsidiary on the date hereof. Except as disclosed in SECTION 2.17(b) OF THE DISCLOSURE SCHEDULE, all such Investment Assets are owned by the Company or a Subsidiary free and clear of all Liens other than Permitted Liens.

          2.18 INTELLECTUAL PROPERTY RIGHTS. The Company and the Subsidiaries have interests in or use only the Intellectual Property disclosed in
SECTION 2.18 OF THE DISCLOSURE SCHEDULE, each of which the Company or a Subsidiary either has all right, title and interest in or a valid and binding rights under Contract to use. No other Intellectual Property is used or necessary in the conduct of the business of the Company or any Subsidiary. Except as disclosed in SECTION 2.18 OF THE DISCLOSURE SCHEDULE, (i) the Company or a Subsidiary has the exclusive right to use the Intellectual Property disclosed in SECTION 2.18 OF THE DISCLOSURE SCHEDULE, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company or a Subsidiary to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by the Company or any Subsidiary in respect of such Intellectual Property, (iv) Love has delivered to Purchaser prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) the Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vi) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property, (vii) to the Knowledge of Love, no such Intellectual Property is being infringed by any other Person, and (viii) there are no claims by third parties against the Intellectual Property.
Neither Love, the Company nor any Subsidiary has received notice that the Company or any Subsidiary is infringing any Intellectual Property of any other Person, no claim is pending or, to the Knowledge of Love, has been made to such effect that has not been resolved and, to the Knowledge of Love, neither the Company nor any Subsidiary is infringing any Intellectual
Property of any other Person.

          2.19 CONTRACTS.

          (a) SECTION 2.19(a) OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound:

          (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or independent contracting or the termination of employment or independent contracting, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of the Company or any Subsidiary to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee exceeding $50,000 or any group of employees exceeding $100,000 in the aggregate;

          (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any Subsidiary to engage in any business activity or compete with any Person or, except as provided in SECTION 4.11, prohibiting or limiting the ability of any Person to compete with the Company or any Subsidiary;

          (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

          (iv) all Contracts relating to Indebtedness of the Company or any Subsidiary in excess of $10,000 or to preferred stock issued by the Company or any Subsidiary;

          (v) all material Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees;

          (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any merger or other business combination;

          (vii) all Contracts between or among the Company or any Subsidiary, on one part, and Love, any officer, director, Affiliate (other than the Company or any Subsidiary) or Associate of Love or any Associate of any such officer, director or Affiliate, on another part;

          (viii) all collective bargaining or similar labor Contracts;

          (ix) all Contracts that (A) limit or contain restrictions on the ability of the Company or any Subsidiary to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination or (B) require the Company or any Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

          (x) all other Contracts (other than Benefit Plans, leases listed in SECTION 2.16(a) OF THE DISCLOSURE SCHEDULE and insurance policies listed in
     SECTION 2.21 OF THE DISCLOSURE SCHEDULE) that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or any Subsidiary of more than $10,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to the Company or any Subsidiary.

          (b) Each Contract required to be disclosed in SECTION 2.19(a) OF THE DISCLOSURE SCHEDULE is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in SECTION 2.19(b) OF THE DISCLOSURE SCHEDULE neither the Company, any Subsidiary nor, to the Knowledge of Love, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

          (c) Except as disclosed in SECTION 2.19(c) OF THE DISCLOSURE SCHEDULE, neither the Company nor any Subsidiary is a party to or bound by any Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other such Contracts, materially adverse to the Business or Condition of the Company.

          2.20 LICENSES. SECTION 2.20 OF THE DISCLOSURE SCHEDULE contains a true and complete list of all Licenses used in and material, individually or in the aggregate, to the business or operations of the Company or any Subsidiary (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Love has delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in SECTION 2.20 OF THE DISCLOSURE SCHEDULE:

          (i) the Company and each Subsidiary owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations;

          (ii) each License listed in SECTION 2.20 OF THE DISCLOSURE SCHEDULE is valid, binding and in full force and effect; and

          (iii) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

          2.21 INSURANCE. SECTION 2.21 OF THE DISCLOSURE SCHEDULE contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such Policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or any Subsidiary or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company or any Subsidiary and that (i) have been issued to the Company or any Subsidiary or
(ii) have been issued to any Person (other than the Company or any Subsidiary) for the benefit of the Company or any Subsidiary. The insurance coverage provided by any of the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in SECTION 2.21 OF THE DISCLOSURE SCHEDULE is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company, any Subsidiary nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in SECTION 2.21 OF THE DISCLOSURE SCHEDULE are placed with insurers that are, to the Knowledge of Love, financially sound and reputable and, in light of the respective business, operations and Assets and Properties of the Company and the Subsidiaries, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties. Neither the Company, any Subsidiary nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this
Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

          2.22 AFFILIATE TRANSACTIONS. Except as disclosed in SECTION 2.19(a)(vii) OR SECTION 2.22(a) OF THE DISCLOSURE SCHEDULE, (i) there are no intercompany Liabilities between the Company or any Subsidiary, on one part, and Love, any officer, director, Affiliate (other than the Company or any Subsidiary) or Associate of Love or any Associate of any such officer, director or Affiliate, on another part; (ii) Love, nor such officer, director, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company or any Subsidiary, (iii) neither the Company nor any Subsidiary provides or causes to be provided any assets, services or facilities to Love or any such officer, director, Affiliate or Associate and (iv) neither the Company nor any Subsidiary beneficially owns, directly or indirectly, any Investment Assets issued by Love or any such officer, director, Affiliate or Associate. Except as disclosed in SECTION 2.22(b) OF THE DISCLOSURE SCHEDULE, each of the Liabilities and transactions listed in SECTION 2.22(a) OF THE DISCLOSURE SCHEDULE was incurred or engaged in, as the case may be, on an arm's-length basis. Except as disclosed in SECTION 2.22(c) OF THE DISCLOSURE SCHEDULE, since the Audited Financial Statement Date, all settlements of intercompany Liabilities between the Company or any Subsidiary, on one part, and Love or any such officer, director, Affiliate or Associate, on another part, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

          2.23 EMPLOYEES; LABOR RELATIONS.

          (a) SECTION 2.23 OF THE DISCLOSURE SCHEDULE contains a list of the name of each officer and employee of the Company and the Subsidiaries at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. To the Knowledge of Love, the Company has not received and Love has not received any information that would lead it to believe that a material number of such person will or may cease to be employees, or will refuse offers of employment from Purchaser, because of the consummation of the transactions contemplated by this Agreement.

          (b)  Except as disclosed in SECTION 2.23 OF THE DISCLOSURE SCHEDULE,
(i) no employee of the Company or any Subsidiary is presently a member of a collective bargaining unit and, to the Knowledge of Love, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company or any Subsidiary, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five (5) years against the Company or any of the Subsidiaries before the National Labor Relations Board, the

Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority. Since _____________, there has been no work stoppage, strike or other concerted action by employees of the Company or any Subsidiary. During that period, the Company and the Subsidiaries have complied in all material respects with all applicable Laws relating to the employment of labor, including those relating to wages, hours and collective bargaining. Except as disclosed in SECTION 2.23 OF THE DISCLOSURE SCHEDULE, no loan is outstanding between the Company or any Subsidiary and any employee.

          2.24 ENVIRONMENTAL MATTERS. Each of the Company and the Subsidiaries has obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the business or operations of the Company or such Subsidiary. Each of such Licenses is in full force and effect and each of the Company and the Subsidiaries is in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. In addition, except as set forth in SECTION 2.24 OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below):

          (a) No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Love, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by the Company or any Subsidiary to have any License required under applicable Environmental Laws in connection with the conduct of the business or operations of the Company or any of the Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material generated by the Company or any Subsidiary, and to the Knowledge of Love, there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order, Environmental Claim, penalty or investigation.

          (b) Neither the Company nor any Subsidiary owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable state or local Law; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos or asbestos-containing material is or has been present, (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law or otherwise Released, in the cases of clauses (i) through (iv), at, on or under any site or facility now or previously owned, operated or leased by the Company or any Subsidiary.

          (c) Neither the Company nor any Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location that is (i) listed on the NPL under CERCLA, (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS or on any similar state or local list or (iii) the subject of enforcement actions by federal, state or local Governmental or Regulatory Authorities that may lead to Environmental Claims against the Company or any Subsidiary.

          (d) No Hazardous Material generated by the Company or any Subsidiary has been recycled, treated, stored, disposed of or Released by the Company or any Subsidiary at any location.

          (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any Subsidiary and, to the Knowledge of Love, no site or facility now or previously owned, operated or leased by the Company or any Subsidiary is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up.

          (f) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by the Company or any Subsidiary, and no federal, state or local

Governmental or Regulatory Authority action has been taken or, to the Knowledge of Love, is in process that could subject any such site or facility to such Liens, and neither the Company nor any Subsidiary would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

          (g) Except as disclosed in SECTION 2.24(g) OF THE DISCLOSURE SCHEDULE, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Love, the Company or any Subsidiary in relation to any site or facility now or previously owned, operated or leased by the Company or any Subsidiary which have not been delivered to Purchaser prior to the execution of this Agreement.

          2.25 SUBSTANTIAL CUSTOMERS AND SUPPLIERS. SECTION 2.25(a) OF THE DISCLOSURE SCHEDULE lists the five (5) largest customers of the Company and the Subsidiaries, on the basis of revenues for goods sold or services provided for the most recently-completed fiscal year. SECTION 2.25(b) OF THE DISCLOSURE SCHEDULE lists the five (5) largest suppliers of the Company and the Subsidiaries, on the basis of cost of goods or services purchased for the most recently-completed fiscal year. Except as disclosed in SECTION 2.25(c) OF THE DISCLOSURE SCHEDULE, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, sales to or provision of services to the Company and the Subsidiaries since the Audited Financial Statement Date, or to the Knowledge of Love, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof. Except as disclosed in SECTION 2.25(d) OF THE DISCLOSURE SCHEDULE, to the Knowledge of Love, no such customer or supplier is threatened with bankruptcy or insolvency.

          2.26 BANK AND BROKERAGE ACCOUNTS; INVESTMENT ASSETS. SECTION 2.26 OF THE DISCLOSURE SCHEDULE sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or any Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company or any Subsidiary having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

          2.27 NO POWERS OF ATTORNEY. Except as set forth in SECTION 2.27 OF THE DISCLOSURE SCHEDULE, neither the Company nor any Subsidiary has any powers of attorney or comparable delegations of authority outstanding.

          2.28 ACCOUNTS RECEIVABLE. Except as set forth in SECTION 2.28 OF THE DISCLOSURE SCHEDULE, the accounts and notes receivable of the Company and the Subsidiaries reflected on the balance sheet included in the Unaudited Financial Statements, and all accounts and notes receivable arising subsequent to the Unaudited Financial Statement Date, (i) arose from BONA FIDE sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement and (v) are not the subject of any Actions or Proceedings brought by or on behalf of the Company or any Subsidiary. SECTION 2.28 OF THE DISCLOSURE SCHEDULE sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of the Company and the Subsidiaries. To the Knowledge of Love, all steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for the Company or a

Subsidiary, as the case may be, a perfected security interest in the related collateral, have been taken.

          2.29 BROKERS. Except for the HAI Financial agreement, whose obligation is to be assumed by Love as to this transaction, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Love directly with Purchaser without the intervention of any Person on behalf of Love in such manner as to give rise to any valid claim by any Person against Purchaser, the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

          2.30 DISCLOSURE. All material facts relating to the Business or Condition of the Company have been disclosed to Purchaser in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

          2.31 INCORPORATION BY REFERENCE. Love hereby incorporates by reference all representations and warranties of the Company made in the Investment Agreement as if set forth in this Agreement in full and made by Love as of the date hereof and as of the Closing Date.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to Seller as follows:

          3.01 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.
Purchaser has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          3.02 AUTHORITY. The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

          3.03 NO CONFLICTS. The execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter document) of Purchaser;

          (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in SCHEDULE 3.04 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

          (c) except as disclosed in SCHEDULE 3.03 hereto, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

          3.04 GOVERNMENTAL APPROVALS AND FILINGS.  Except as disclosed in
SCHEDULE 3.04 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

          3.05 LEGAL PROCEEDINGS. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          3.06 PURCHASE FOR INVESTMENT. The Shares will be acquired by Purchaser (or, if applicable, its assignee pursuant to SECTION 13.10(b)(i)) for its own account for the purpose of investment, it being understood that the right to dispose of such Shares shall be entirely within the discretion of Purchaser (or such assignee, as the case may be). Purchaser (or such assignee, as the case may be) will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Seller to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

          3.07 ACCREDITED INVESTOR. At the Closing, Purchaser will be an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

          3.08 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Purchaser in reliance upon Purchaser's representations to the Company, which by Purchaser's execution of this Agreement hereby confirms that the Shares will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

          3.09 INVESTMENT EXPERIENCE. Purchaser is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

          3.10 PDT SHARES. The PDT Shares to be delivered by Purchaser at the Closing will be duly authorized, validly issued and outstanding, fully paid and non-assessable. All necessary corporate action on the part of PDT has been taken in order to issue the PDT Shares.

                                   ARTICLE IV

                               COVENANTS OF SELLERS

          The Company and Love jointly and severally, and Sellers severally, where specifically indicated, covenant and agree with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein, the Company and Love will comply with all covenants and provisions of this ARTICLE IV, except to the extent Purchaser may otherwise consent in writing.

          4.01 REGULATORY AND OTHER APPROVALS. Love will, and will cause the Company and the Subsidiaries to, (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Love, the Company or any Subsidiary to consummate the transactions contemplated hereby and by the Operative Agreements, including those described in SECTIONS 2.06 AND 2.07 OF THE DISCLOSURE SCHEDULE, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements. Love will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          4.02 HSR FILINGS. In addition to and not in limitation of Love's covenants contained in SECTION 4.01, if required under applicable Law, the Company and Love will (a) take promptly all actions necessary to make the filings required of Love or his Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by the Company, Love or their Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and
(c) cooperate with Purchaser in connection with Purchaser's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

          4.03 INVESTIGATION BY PURCHASER. The Company will, and will cause the Subsidiaries to, (a) provide Purchaser and its respective officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "REPRESENTATIVES") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and the Subsidiaries and their Assets and Properties and Books and Records, and (b) furnish Purchaser and such other Persons with all such information and data (including copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Company and the Subsidiaries as Purchaser or any of such other Persons may reasonably request in connection with such investigation.

          4.04 NO SOLICITATIONS. Love will not take, nor will he permit the Company, the Subsidiaries or any Affiliate of Love (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Love, the Company, the Subsidiaries or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Company or any Subsidiary or permitting access to the Assets and Properties and Books and Records of the Company or any Subsidiary) any offer or inquiry from any Person concerning an Acquisition Proposal. If Love, the Company, any Subsidiary or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, Love will promptly advise such Person, by written notice, of the terms of this
SECTION 4.04 and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.

          4.05 CONDUCT OF BUSINESS. Love will cause the Company and the Subsidiaries to conduct business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Love will:

          (a) cause the Company and the Subsidiaries to use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Company and the Subsidiaries, (ii) take no action (subject to dismissals and retirements in the ordinary course of business consistent with past practice) to cause the services of the present officers, employees and consultants of the Company and the Subsidiaries not to be available to the Company after the Closing, (iii) maintain the Assets and Properties of the Company and the Subsidiaries in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom the Company or any Subsidiary sells goods or provides services or with whom the Company or any Subsidiary otherwise has significant business relationships and (v) continue all current sales, marketing and promotional activities relating to the business and operations of the Company and the Subsidiaries;

          (b) except to the extent required by applicable Law, (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner,
(ii) not permit any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company or any Subsidiary, or (B) any method of calculating any bad debt, contingency or other reserve of the Company or any Subsidiary for accounting, financial reporting or Tax purposes and (iii) not permit any change in the fiscal year of the Company or any Subsidiary;

          (c) (i) use, and will cause the Company and the Subsidiaries to use, commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in SECTION 2.21 OF THE DISCLOSURE SCHEDULE, (ii) to the extent requested by Purchaser prior to the Closing Date, use all commercially reasonable efforts to cause such insurance coverage held by any Person (other than the Company or any Subsidiary) for the benefit of the Company or any Subsidiary to continue to be provided at the expense of the Company and the Subsidiaries for at least 90 days after the Closing on substantially the same terms and conditions as provided on the date of this Agreement and (iii) cause any and all benefits under such Contracts paid or payable (whether before or after the date of this Agreement) with respect to the business, operations, employees or Assets and Properties of the Company and the Subsidiaries to be paid to the Company and the Subsidiaries; and

          (d) cause the Company and the Subsidiaries to comply, in all material respects, with all Laws and Orders applicable to the business and operations of the Company and the Subsidiaries, and promptly following receipt thereof to give Purchaser copies of any notice received from any

Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

          4.06 EMPLOYEE MATTERS. Except as may be required by Law, Love will refrain, and will cause the Company and the Subsidiaries to refrain, from directly or indirectly:

          (a) making any representation or promise, oral or written, to any officer, employee or consultant of the Company or any Subsidiary concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any Benefit Plan;

          (b) materially increasing the annual level of compensation of any employee, and not increasing, except in amounts in keeping with past practices, the annual level of compensation of any person whose compensation from the Company in the last preceding fiscal year exceeded $100,000, and not granting any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant, except in amounts in keeping with past practices by formulas or otherwise.

          (c) adopting, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amending, modifying or terminating (partially or completely) any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which the Company or Subsidiary reasonably believes to be the least costly is chosen; or

          (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related Contract or other employee compensation arrangement.

          Love will cause the Company and the Subsidiaries to administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Love will promptly notify Purchaser in writing of each receipt by Love, the Company or any Subsidiary (and furnish Purchaser with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

          4.07 CERTAIN RESTRICTIONS. Love will cause the Company and the Subsidiaries to refrain from:

          (a) amending their certificates or articles of incorporation or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation;

          (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to the Company or any Subsidiary, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Company or any Subsidiary, other than the issuance of options under the Company's option plan;

          (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary not wholly owned by the Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company or any Subsidiary not wholly owned by the Company;

          (d) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties, other than in the ordinary course of business consistent with past practice;

          (e) (i) except in the ordinary course of business, consistent with past practice, entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any Contract that would, if in existence on the date of this Agreement, be required to be disclosed in the Disclosure Schedule pursuant to SECTION 2.19(a) or (B) any material License or (ii) granting any irrevocable powers of attorney;

          (f) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any material License held or used by the Company or any Subsidiary or any material Contract to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound;

          (g) (i) incurring Indebtedness in an aggregate principal amount exceeding $100,000 (net of any amounts of Indebtedness discharged during such period), except as reasonably necessary for the ordinary operation of the Company's or its Subsidiaries' business in a manner, and in amounts, consistent with historical practice, or (ii) voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary;

          (h) engaging with any Person in any merger or other business combination;

          (i) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $50,000, without Purchaser's consent which shall not be unreasonably withheld;

          (j) making any change in the lines of business in which they participate or are engaged;

          (k) writing off or writing down any of their Assets and Properties outside the ordinary course of business consistent with past practice; or

          (l) entering into any Contract to do or engage in any of the foregoing.

          4.08 AFFILIATE TRANSACTIONS. Except as set forth in SECTION 4.08 OF THE DISCLOSURE SCHEDULE, immediately prior to the Closing, all Indebtedness and other amounts owing under Contracts between Love, any officer, director, Affiliate (other than the Company or any Subsidiary) or Associate of Love or any Associate of any such officer, director or Affiliate, on one part, and the Company or any of the Subsidiaries, on another part, will be paid in full, and Love will terminate and will cause any such officer, director, Affiliate or Associate to terminate each Contract with the Company or any Subsidiary, without expense or liability to the Company. Prior to the Closing, neither the Company nor any Subsidiary will enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis (other than pursuant to Contracts disclosed pursuant to SECTION 2.19(a)(vii) OF THE DISCLOSURE SCHEDULE), with Love or any such officer, director, Affiliate or Associate.

          4.09 BOOKS AND RECORDS. On the Closing Date, Love will deliver or make available to Purchaser at the offices of the Company and the Subsidiaries all of the Books and Records, and if at any time after the Closing Love discovers in its possession or under its control any other Books and Records, it will forthwith deliver such Books and Records to Purchaser. Love shall also cooperate with Purchaser in including financial statements of the Company and its Subsidiaries for the fiscal years ending in ________________ via the Purchaser's parent corporation's filings with the Securities and Exchange Commission.

          4.10 NONCOMPETITION.

          (a) Each Seller who owns at least three percent (3%) of the outstanding capital stock of the Company will, for a period of five (5) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future
Affiliates:

          (i) employing, engaging or seeking to employ or engage any Person who within the prior twenty-four (24) months had been an officer or employee of the Company or a Subsidiary, unless such officer or employee (A) resigns voluntarily (without any solicitation from any Seller or any of their Affiliates) or (B) is terminated by the Company or any Subsidiary or Purchaser other than for cause after the Closing Date;

          (ii) causing or attempting to cause (A) any client, customer or supplier of the Company or any Subsidiary to terminate or materially reduce its business with the Company and the Subsidiaries or (B) any officer, employee or consultant of the Company or any Subsidiary to resign or sever a relationship with the Company or a Subsidiary;

          (iii) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Company or any of the Subsidiaries or any of their respective clients, customers or suppliers; or

          (iv) participating or engaging in (other than through the ownership of five percent (5%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business in which the Company or any of the Subsidiaries is participating or engaged on the Closing Date in any jurisdiction.

          (b) The parties hereto recognize that the Laws and public policies of the various states of the United States and foreign jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

          (c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and each Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

          4.11 NOTICE AND CURE. Love will notify Purchaser in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to Love, occurring after the date of this Agreement that causes or will cause any covenant or agreement of any Seller under this Agreement to be breached or that renders or will render untrue any representation or warranty of any Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Love also will notify Purchaser in writing (where appropriate, through updates to the Disclosure Schedule) of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes Known to Love, of any representation, warranty, covenant or agreement made by any Seller in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under
ARTICLE XI.

          4.12 FULFILLMENT OF CONDITIONS. Love will each execute and deliver at the Closing each Operative Agreement that such Seller is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not, and will not permit the Company or any Subsidiary to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                  ARTICLE V

                           COVENANTS OF PURCHASER

          Purchaser covenants and agrees with Sellers that, at all times from and after the date hereof until the Closing, Purchaser will comply with all covenants and provisions of this ARTICLE V, except to the extent any Seller may otherwise consent in writing.

          5.01 REGULATORY AND OTHER APPROVALS. Purchaser will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements, including those described in SECTIONS
3.03 AND 3.04 OF THE DISCLOSURE SCHEDULE hereto, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Sellers or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Sellers, the Company and the Subsidiaries as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Sellers, the Company or any Subsidiary to consummate the transactions contemplated hereby and by the Operative Agreements. Purchaser will provide prompt notification to Sellers when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Sellers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          5.02 HSR FILINGS. In addition to and without limiting Purchaser's covenants contained in SECTION 5.01, if required under applicable Law, Purchaser will
(a) take promptly all actions necessary to make the filings required of Purchaser or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Purchaser or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and
(c) cooperate with Sellers in connection with Sellers' filing under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

          5.03 NOTICE AND CURE. Purchaser will notify Sellers in writing of, and contemporaneously will provide Sellers with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Purchaser, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Purchaser also will notify Sellers in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes known to Purchaser, of any representation, warranty, covenant or agreement made by Purchaser in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Seller's right to seek indemnity under ARTICLE XI.

          5.04 FULFILLMENT OF CONDITIONS. Purchaser will execute and deliver at the Closing each Operative Agreement that Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Seller contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

          5.05 REGISTRATION OF PDT SHARES. Purchaser will cause the resale of the PDT Shares by the Sellers to be registered with the Securities and Exchange Commission and listed on the NASDAQ National Market System, or the then-applicable exchange, prior to the Closing.

          5.06 ADVANCE BY PURCHASER TO THE COMPANY. After execution of this Agreement, Purchaser agrees to advance to the Company sufficient funds for its working capital needs for the period preceding the Closing. The advance will be reflected in a Promissory Note at the Purchaser's bank borrowing rate, plus one percent (1%). If this transaction does not close through the fault of the Sellers, the Promissory Note will be due and payable within ninety (90) days of the termination of this Agreement. If this transaction does not close through the fault of the Purchaser, the Promissory Note will be due and payable one hundred eighty (180) days of the date of Closing.

                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

          The obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

          6.01 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company and Sellers in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

          6.02 PERFORMANCE; NO DEFAULT. The Company and Sellers shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company and any Seller at or before the Closing and no Default shall have occurred and be continuing.

          6.03 OFFICERS' CERTIFICATES. Each Seller shall have delivered to Purchaser a certificate, dated the Closing Date (and executed by the Chairman of the Board or the President of any corporate Seller and by all trustees of any trust with respect to any trustee Seller), substantially in the form and to the effect of EXHIBIT B hereto.

          6.04 ORDERS AND LAWS. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, the Company, any Subsidiary or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

          6.05 REGULATORY CONSENTS AND APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Sellers to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser,
(c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, if applicable, shall have occurred.

          6.06 THIRD PARTY CONSENTS. The consents (or in lieu thereof waivers) listed in SECTION 6.06 OF THE DISCLOSURE SCHEDULE and all other consents (or in lieu thereof waivers) to the performance by Purchaser and Sellers of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Purchaser, any Seller, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties are bound
(a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Purchaser.

          6.07 OPINION OF COUNSEL. Purchaser shall have received the opinion of Stradling, Yocca, Carlson and Rauth, counsel to Sellers and the Company, dated the Closing Date, substantially in the form and to the effect of EXHIBIT C hereto, and to such further effect as Purchaser may reasonably request.

          6.08 GOOD STANDING CERTIFICATES. Sellers shall have delivered to Purchaser (a) copies of the certificates or articles of incorporation (or other comparable corporate charter documents), including all amendments thereto, of the Company and each Subsidiary certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation, (b) certificates from the Secretary of State or other appropriate official of the respective jurisdictions of incorporation to the effect that each of the Company and the Subsidiaries is in good standing or subsisting in such jurisdiction, listing all charter documents of the Company and such Subsidiaries on file and attesting to its payment of all franchise or similar Taxes, and (c) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which the Company and the Subsidiaries are qualified or admitted to do business to the effect that the Company or the applicable Subsidiary is duly qualified or admitted and in good standing in such jurisdiction.

          6.09 SPECIAL PROCEDURES REPORT. Purchaser shall have received the Audited Financial Statements of the Company as of ________________ and for the year then ended, together with the unqualified opinion of ____________________ thereon (but with explanatory language with respect to the Company's ability to continue as a going concern), and the Company shall have received, and shall deliver to the Purchaser a copy of, a special procedures report, dated the Closing Date, of ______________________________, substantially in the form and to the effect of EXHIBIT D hereto.

          6.10 RESIGNATIONS OF DIRECTORS AND OFFICERS. Such members of the boards of directors and such officers of the Company and the Subsidiaries as are designated in a written notice delivered at least two (2) Business Days prior to the Closing Date by Purchaser to Seller shall have tendered, effective at the Closing, their resignations as such directors and officers.

          6.11 ENVIRONMENTAL SURVEY. Purchaser shall have received an environmental survey and assessment in form and substance reasonably satisfactory to Purchaser prepared by a firm of licensed engineers (familiar with the identification of Hazardous Materials) reasonably satisfactory to Purchaser, such environmental survey and assessment to be based upon physical on-site inspections by such firm of each of the existing sites and facilities owned, operated and leased by the Company and the Subsidiaries, as well as a historical review of the uses of such sites and facilities and of the business and operations of the Company and the Subsidiaries (including any former Subsidiaries or divisions of the Company or any Subsidiary which have been disposed of prior to the date of such survey and assessment and with respect to which the Company or any Subsidiary may have retained liability for environmental matters).

          6.12 PROCEEDINGS. All proceedings to be taken on the part of Sellers in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

          6.13 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. Purchaser shall have received the Employment Agreements and the noncompetition agreements listed in
SECTION 6.13 OF THE DISCLOSURE SCHEDULE in form and content acceptable to Purchaser, duly signed by the respective parties thereto.

          6.14 EQUITY RIGHTS. Purchaser shall have received satisfactory evidence of the exercise, termination or cancellation of all Options identified in SECTION 2.04 OF THE DISCLOSURE SCHEDULE.

          6.15 RELEASES. Purchaser shall have received satisfactory evidence of the termination of all Contracts identified in SECTION 4.09 OF THE DISCLOSURE SCHEDULE, including releases in favor of the Company and its Subsidiaries in form and substance and from such Person as is satisfactory to Purchaser.

          6.16 COMPLETION OF DUE DILIGENCE; FINANCIAL STATEMENTS. Purchaser shall have completed its due diligence investigation of the Company, the Business or Condition of the Company, the Audited Financial Statements and Sellers to its satisfaction.

          6.17 JOINDER. All holders of Options relating to the Company's securities shall have executed and delivered such documents joining in and becoming a party to this Agreement as Purchaser shall reasonably request.

          6.18 AUDITED FINANCIAL STATEMENTS. Purchaser shall have received a satisfactory undertaking of ______________________ to the effect that they shall provide manually signed Audited Financial Statements of the Company for the years ended _________________________________ when reasonably requested by Purchaser.

                                  ARTICLE VII

                     CONDITIONS TO OBLIGATIONS OF SELLERS

          The obligations of Sellers hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers in their sole discretion):

          7.01 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Purchaser in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

          7.02 PERFORMANCE. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

          7.03 OFFICERS' CERTIFICATES. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed by the Chairman of the Board, the President, the Chief Financial Officer or any Vice President of Purchaser, substantially in the form and to the effect of EXHIBIT E hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of

Purchaser, substantially in the form and to the effect of EXHIBIT F hereto.

          7.04 ORDERS AND LAWS. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          7.05 REGULATORY CONSENTS AND APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Sellers and Purchaser to perform their obligations under this Agreement and the Operative Agreements to which they are a party and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to the Agent, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including, if applicable, under the HSR Act, shall have occurred.

          7.06 THIRD PARTY CONSENTS. All consents (or in lieu thereof waivers) to the performance by Sellers of their obligations hereunder and to the consummation of the transactions contemplated hereby as are required under the Contracts listed in SECTION 7.06 OF THE DISCLOSURE SCHEDULE (a) shall have been obtained, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.

          7.07 OPINION OF COUNSEL. Sellers shall have received the opinion of counsel, Nida & Maloney, to Purchaser, dated the Closing Date, substantially in the form and to the effect of EXHIBIT G hereto.

          7.08 PROCEEDINGS. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Sellers, and Sellers shall have received copies of all such documents and other evidences as Sellers may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

          7.09 GOOD STANDING CERTIFICATES. Purchaser shall have delivered to Sellers (a) copies of the certificates or articles of incorporation (or other comparable corporate charter documents), including all amendments thereto, of Purchaser certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation, (b) certificates from the Secretary of State or other appropriate official of the respective jurisdictions of incorporation to the effect that Purchaser is in good standing or subsisting in such jurisdiction, listing all charter documents of Purchaser on file and attesting to its payment of all franchise or similar Taxes, and (c) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which Purchaser is qualified or admitted to do business to the effect that Purchaser is duly qualified or admitted and in good standing in such jurisdiction.

          7.10 EMPLOYMENT AGREEMENTS AND CONSULTING AGREEMENTS. The Company shall have entered into Employment Agreements and Consulting Agreements to the satisfaction of the Company. Employment Agreements would be required for ***** if they are still employed by the Company at the time that this Agreement is executed, together with any other managers that Purchaser wishes to retain.

*****Confidential Treatment Requested

The Employment Agreements will provide for customary provisions and shall include six (6) months' severance for termination without cause, and no severance if termination is for cause. *****. Any of the foregoing agreements will be terminable in the event of a breach of the covenants not to compete.

                                ARTICLE VIII

                     TAX MATTERS AND POST-CLOSING TAXES

          8.01 INDEMNIFICATION. Love jointly and severally indemnifies, defends and holds harmless Purchaser Indemnified Parties in accordance with Section 10.01.

          8.02 CONTROL OF CONTEST.   Each party shall have the right, at its own
expense, to control any audit or determination by any authority, initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes for any taxable period for which that party (or any of its Affiliates) is charged with responsibility for filing a Tax Return and paying Taxes under this Agreement; provided, however, that neither party shall have the right to agree to any assessment, deficiency, settlement or other adjustment or proposed adjustment of Taxes that would adversely affect the interests of the other party without such other party's written consent, which consent shall not be unreasonably withheld, and provided, further, that in the event that a party not charged with the responsibility for filing a Tax Return under this Agreement is paid a refund, such party shall pay such refund to the party so charged within seven (7) days of receipt of such refund by the first party. Purchaser shall promptly forward to Sellers all written notifications and other written communications from any taxing authority received by the Company relating to any liability for Taxes for any taxable period for which Sellers are charged with payment responsibility under this Agreement and Purchaser shall execute or cause to be executed any powers of attorney or other documents reasonably requested by Sellers to enable Sellers to take any and all necessary actions with respect to any proceedings for any such period.

          8.03 ACCESS TO INFORMATION. Each of Purchaser and Sellers will provide the other, and Purchaser shall cause the Company to provide Sellers, with the right, at reasonable times and upon reasonable notice, to have access to, and to copy and use, any records or information and personnel which may be relevant in connection with the preparation of any Tax Returns, any audit or other examination by any authority, or any judicial or administrative proceedings relating to liability for Taxes. The party requesting assistance hereunder shall reimburse the other party for reasonable expenses incurred in providing such assistance. Any information obtained pursuant to this SECTION
8.03 shall be held in strict confidence and shall be used solely in connection with the reason for which it was requested.

          8.04 RETENTION OF RECORDS. For a period of four (4) years from the Closing Date, Sellers shall not dispose of or destroy any of the business records and files of Sellers or the Company relating to Taxes in existence on the Closing Date without first offering to turn over possession thereof to Purchaser by written notice to Purchaser at least thirty (30) days prior to the proposed date of such disposition or destruction.

          8.05 RESOLUTION OF DISAGREEMENTS AMONG PARTIES. If Sellers and Purchaser disagree as to the matters governed by this ARTICLE VIII, Sellers and Purchaser shall promptly consult with each other in an effort to resolve such dispute. If any such disagreement cannot be resolved within fifteen (15) days, either party shall assert in writing that such dispute cannot be resolved by arbitration as set forth in SECTION 10.03(d) hereof.

*****Confidential Treatment Requested

          8.06 TAX RETURNS. Without limiting the foregoing, Sellers shall be fully responsible for the filing of all Tax Returns, including delinquent Tax Returns with respect to any period ending on or before the Closing Date, and will pay all fines and penalties due in connection with such Tax Returns.

          8.07 PRE-FILING APPROVAL OF TAX RETURNS AND REPORTS. For any period that includes days on or before the Closing, Tax Returns and reports prepared or caused to be prepared by Purchaser for the Company or the Subsidiaries, shall be prepared in accordance with generally accepted tax accounting principles and in a manner consistent with past tax filing practices of the Company and the subsidiaries, to the extent not inconsistent with the Code, state and local tax statutes, and the applicable regulations. Purchaser shall supply copies of the Tax Returns to Agent within ten (10) days of filing. Any Tax Return or report which relates to any period that includes days on or before the Closing prepared or caused to be prepared by Purchaser for Company or the Subsidiaries, shall also be subject to pre-filing approval by Agent, for and on behalf of Seller. Unless otherwise agreed to by the parties, Tax Returns and reports subject to pre-filing approval shall be submitted by Purchaser to Agent at least forty-five
(45) days prior to the due date (including extensions) of the Tax Return or report, and Seller shall either approve or provide written comment on the Tax Return or report within fifteen (15) days of receipt of the Tax Return or report. In the event Sellers shall dispute any determination by the accountants, Sellers shall notify (through the Agent) Purchaser within a reasonable time not to exceed 10 days (taking into account the deadline for filing the Tax Return or report) of such dispute. In such event, such dispute shall be submitted by Purchaser to an independent certified public accountant of recognized national standing not performing services for Purchaser, Sellers, the Company or any of their respective Affiliates. Such accountant's determination shall be final and binding. In the event the tax liability for the periods on or before the Closing, as determined by such accountants, are materially different than that determined by Purchaser's auditors (plus or minus more than five percent), then the costs and expenses of such accountants shall be borne by Purchaser. In the event the tax liability for the periods on or before the Closing as determined by such accountants are not materially different than that determined by Purchaser's auditors, then the costs and expenses of such accountants shall be borne by Sellers.

          8.08 COMPANY'S FINAL RETURNS. Purchaser files consolidated returns with its subsidiaries and as of the date of closing, the Company will become part of Purchaser's consolidated group. The Company and its Subsidiaries will be required to file returns for the fiscal year ending the day before the Closing. Notwithstanding the provisions of SECTION 8.06, it is Sellers' responsibility to prepare such returns and the Company will pay the costs therefor. The Company will make its personnel reasonably available, after the Closing, for such return preparation.

                                 ARTICLE IX

                   SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                          COVENANTS AND AGREEMENTS

          9.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the affairs of the Company and the Subsidiaries or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Sellers and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Sellers and Purchaser contained in this Agreement will survive the Closing for two (2) years.

                                  ARTICLE X

                               INDEMNIFICATION

          10.01 TAX INDEMNIFICATION. Love shall, jointly and severally, indemnify, defend and hold harmless the Purchaser Indemnified Parties from and against any and all Losses arising from or incurred as a result of Taxes owed by the Company (or any Subsidiary) with respect to any taxable period ending on or prior to the Closing Date in excess of the amount accrued for taxes on the Company's Audited Financial Statements, provided that the Sellers shall have received an Indemnity Notice from Purchaser in a timely manner enabling Sellers to investigate and defend any alleged Tax Losses, or if they so elect, assume control of the defense of any claim, action or proceeding with respect thereto.

          10.02   OTHER INDEMNIFICATION.

          (a) Subject to the other Sections of this ARTICLE X and excluding the indemnity under SECTION 10.01 above, Love shall jointly and severally, and the remaining Sellers on an individual basis shall severally, indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement made by such Seller contained in this Agreement.

          (b) Subject to the other Sections of this ARTICLE X, Purchaser shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement.

          10.03 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under SECTION 10.02 will be asserted and resolved as follows:

          (a) No claims will be made hereunder unless the total amount of such claims exceeds $100,000 at which time claims in excess of such amount will be subject to indemnification.

          (b) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under SECTION 10.02 is asserted against or sought to be collected from such Indemnified Party by a Person other than Sellers, the Company, any Subsidiary, Purchaser or any Affiliate of any Seller or Purchaser (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under SECTION 10.02 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

          (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this
     SECTION 10.03(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; PROVIDED, HOWEVER, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause
     (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and PROVIDED FURTHER, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause
     (i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under SECTION
     10.02 with respect to such Third Party Claim.

          (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to SECTION 10.03(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; PROVIDED, HOWEVER, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

          (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under SECTION 10.02 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under SECTION 10.02 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. In the event any payments under this Agreement are then due by the Indemnified Party to the Indemnifying Party (whether as a direct obligation or a joint and several obligation together with other Persons), then the Indemnified Party may, at its election, set off amounts payable under this ARTICLE X against such amounts as they become due. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this SECTION 10.03.

          (c)  In the event any Indemnified Party should have a claim under
SECTION 10.02 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under SECTION 10.02 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. In the event any payments under this Agreement, including any installments payable under clauses (b), (c) OR (d) OF SECTION 1.02, are then or thereafter due by the Indemnified Party to the Indemnifying Party (whether as a direct obligation or a joint and several obligation together with other Persons), then the Indemnified Party may, at its election, set off amounts payable under this ARTICLE X against such amounts as they become due. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this SECTION 10.03.

          (d)  Any dispute submitted to arbitration pursuant to this
SECTION 10.03 shall be finally and conclusively determined by the decision of a single arbitrator through Jams Endispute (hereinafter sometimes called the "ARBITRATOR") selected as hereinafter provided. The arbitrator shall be selected by Jams Endispute upon application made to it for such purpose by the Indemnified Party. The arbitrability of any dispute, claim or controversy shall likewise be determined in such arbitration. Such arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) of Jams Endispute. The Arbitrator shall conduct its hearings in Santa Barbara, California, and shall reach and render a decision in writing with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Arbitrator shall adopt and follow such rules and procedures as it deems necessary or appropriate. To the extent practical, decisions of the Arbitrator shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The Arbitrator shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Arbitrator (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Until any award of costs or expenses, including reasonable attorneys' fees, by the Arbitrator, each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and one-half of the expenses and fees of the Arbitrator (which shall be a joint and several obligation of multiple

Indemnifying or Indemnified Parties, as the case may be). The parties and the Arbitrator shall have all of the rights and duties relating to discovery provided by Section 1283.05 of the California Code of Civil Procedure, which is hereby made a part of this Agreement, except that the Arbitrator shall have the right to disapprove or to limit any discovery which such Arbitrator deems to be for purposes of delay or otherwise unnecessarily burdensome or oppressive.

          (e) The maximum amount of claims made hereunder shall not exceed the lesser of: (i) the Purchaser's total investment in the Company (including loans or advances), or (ii) $5,000,000, except in the case of fraud by the Sellers, in which case there is no maximum. The maximum liability of any Seller, other than Love, shall be the portion of the Purchase Price received by such Seller.

          (f) No claim may be made more than two (2) years from the date of the Closing.

                                    ARTICLE XI

                              TERMINATION AND DEFAULT

          11.01 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

          (a) at any time before the Closing, by mutual written agreement of Sellers and Purchaser;

          (b) at any time before the Closing, by Sellers or Purchaser, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party;

          (c) at any time after ninety (90) days from exercise by Sellers or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party; or

          (d) by Purchaser if there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange, (ii) a declaration of a banking, moratorium or any suspension of payments in respect to banks in the United States, (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation by federal or state authorities on the extension or credit by lending institutions which materially and adversely affects Purchaser or (v) in the case of any of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof, upon notification of the non-terminating party by the terminating party.


          11.02   EFFECT OF TERMINATION.

          (a) If this Agreement is validly terminated pursuant to SECTION 11.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Sellers or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in this SECTION 11.02 and except that the provisions with respect to expenses in SECTION 13.03 and confidentiality in SECTION 13.05 will continue to apply following any such termination and except that the covenants contained in SECTION 4.04 will continue to apply until thirty (30) days following such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to SECTION 11.01(b), (c) or (d), Sellers will remain liable to Purchaser for any breach of this Agreement by Sellers existing at the time of such termination, and Purchaser will remain liable to Sellers for any breach of this Agreement by Purchaser existing at the time of such termination, and Sellers or Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

          (b) In the event the Sellers or the Company breaches SECTION 4.04 and, within twelve (12) months after such breach, Sellers or the Company closes a transaction relating to the acquisition of a material portion of the Shares, the Company, its assets, securities or its business, in whole or in part, whether through direct purchase, merger, consolidation or other business combination (other than sales of inventory or immaterial portions of the Company's assets in the ordinary course), then, immediately upon any such closing, the Company and Sellers shall pay to Purchaser the sum of Two Million Dollars ($2,000,000).

                                   ARTICLE XII

                                   DEFINITIONS

          12.01   DEFINITIONS.

          (a) DEFINED TERMS. As used in this Agreement, the following defined terms have the meanings indicated below:

          "ACQUISITION PROPOSAL" means any proposal for a merger or other business combination to which the Company or any Subsidiary is a party or the direct or indirect acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary, other than the transactions contemplated by this Agreement.

          "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

          "AFFILIATE" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

          "AGENT" means Charles S. Love appointed as agent of the Sellers pursuant to SECTION 13.15.

          "AGREEMENT" means this Stock Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with SECTIONS 6.03 and 7.03, as the same shall be amended from time to time.

          "ARBITRATOR" has the meaning ascribed to it in SECTION 10.03(d).

          "ASSETS AND PROPERTIES" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

          "ASSOCIATE" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          "AUDITED FINANCIAL STATEMENT DATE" means the last day of the most recent fiscal year of the Company for which Financial Statements are delivered to Purchaser pursuant to SECTION 2.09.

          "AUDITED FINANCIAL STATEMENTS" means the Financial Statements for the most recent fiscal year of the Company delivered to Purchaser pursuant to
SECTION 2.09.

          "BENEFIT PLAN" means any Plan established by the Company or any Subsidiary, or any predecessor or Affiliate of any of the foregoing, existing at the Closing Date or prior thereto, to which the Company or any Subsidiary contributes or has contributed, or under which any employee, former employee or director of the Company or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

          "BOOKS AND RECORDS" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

          "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

          "BUSINESS OR CONDITION OF THE COMPANY" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Company and the Subsidiaries taken as a whole.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

          "CERCLIS" means the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5.

          "CLAIM NOTICE" means written notification pursuant to SECTION 10.03(a) of a Third Party Claim as to which indemnity under SECTION 10.02 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under SECTION 10.02, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

          "CLOSING" means the closing of the transactions contemplated by
SECTION 1.03.

          "CLOSING DATE" means (a) the fifth Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in SECTIONS 6.04 through 6.07 and SECTIONS 7.04 through 7.07 has been obtained, made or given or has expired, as applicable, or (b) such other date as Purchaser and Seller mutually agree upon in writing.

          "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "COMMON STOCK" means the common stock, no par value, of the Company.

          "COMPANY" has the meaning ascribed to it in the forepart of this Agreement.

          "CONTRACT" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

          "DEFINED BENEFIT PLAN" means each Benefit Plan which is subject to
Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

          "DISCLOSURE SCHEDULE" means the record delivered to Purchaser by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

          "DISPUTE PERIOD" means the period ending ninety (90) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

          "EMPLOYMENT AGREEMENTS" shall mean the employment agreements between the Company and the Persons identified in SECTION 6.15 OF THE DISCLOSURE SCHEDULE, in form and substance acceptable to Purchaser.

          "ENVIRONMENTAL CLAIM" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "CLAIM") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include any claim by any Governmental or Regulatory Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "ENVIRONMENTAL LAW" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          "ERISA AFFILIATE" means any Person who is in the same controlled group of corporations or who is under common control with Seller or, before the Closing, the Company or any Subsidiary (within the meaning of Section 414 of the Code).

          "ESTOPPEL CERTIFICATE" means the written certification, issued not more than twenty (20) days prior to the Closing Date by a lessor, sublessor or other party to a lease or occupancy agreement, stating (a) that such lease or occupancy agreement is (i) in full force and effect and (ii) has not been modified or amended except as described therein, (b) the date to which rental has been paid, (c) that no default or event of default exists thereunder and (d) that to the best of the knowledge of the issuer thereof, no event has occurred which, with the giving of notice or lapse of time or both, would be a default or event of default thereunder.

          "FINANCIAL STATEMENTS" means the consolidated financial statements of the Company and its consolidated Subsidiaries delivered to Purchaser pursuant to
SECTION 2.09 or 4.06.

          "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

          "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "HAZARDOUS MATERIAL" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and
(C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

          "HSR ACT" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

          "INDEBTEDNESS" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

          "INDEMNIFIED PARTY" means any Person claiming indemnification under any provision of ARTICLE X, including a Person asserting a claim pursuant to paragraph (c) of SECTION 10.03.

          "INDEMNIFYING PARTY" means any Person against whom a claim for indemnification is being asserted under any provision of ARTICLE X, including a Person against whom a claim is asserted pursuant to paragraph (c) of
SECTION 10.03.

          "INDEMNITY NOTICE" means written notification pursuant to SECTION 10.03(b) of a claim for indemnity under ARTICLE X by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

          "INTELLECTUAL PROPERTY" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

          "INVESTMENT ASSETS" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary and issued by any Person other than the Company or any Subsidiary (other than trade receivables generated in the ordinary course of business of the Company and the Subsidiaries).

          "IRS" means the United States Internal Revenue Service.

          "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "LIABILITIES" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

          "LICENSES" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

          "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

          "LOSS" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

          "NPL" means the National Priorities List under CERCLA.

          "OPERATIVE AGREEMENTS" means the Option Agreement, the Investment Agreement, the Employment Agreements and any support or other agreements to be entered into in connection with the transaction.

          "OPTION" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

          "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

          "PENSION BENEFIT PLAN" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

          "PERMITTED LIEN" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company or any Subsidiary.

          "PERSON" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

          "PURCHASE PRICE" has the meaning ascribed to it in SECTION 1.02.

          "PURCHASER" has the meaning ascribed to it in the forepart of this Agreement.

          "PURCHASER INDEMNIFIED PARTIES" means Purchaser and its officers, directors, employees, agents and Affiliates.

          "QUALIFIED PLAN" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

          "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "REPRESENTATIVES" has the meaning ascribed to it in SECTION 4.03 and shall apply to both Purchaser's Representatives and Sellers' Representatives.

          "RESOLUTION PERIOD" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

          "SELLER" and "SELLERS" have the meanings ascribed to such terms in the forepart of this Agreement.

          "SELLER INDEMNIFIED PARTIES" means each Seller and its officers, directors, trustees, employees, agents and Affiliates.

          "SHARES" has the meaning ascribed to it in the forepart of this Agreement.

          "SUBJECT DEFINED BENEFIT PLAN" means each Defined Benefit Plan listed and described in SECTION 2.15(a) OF THE DISCLOSURE SCHEDULE.

          "SUBSIDIARY" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

          "TAX" means any foreign, federal, state, county or local income, gross receipt, capital stock, production, business and occupation, net proceeds, alternative or add on minimum, ad valorem, value added, turnover, sales, use, real property, personal property (tangible and intangible), stamp, leasing, excise, duty, disability, franchise, transfer, license, withholding, payroll, severance, employment, fuel, excess profits, environmental, occupational, interest equalization, windfall profits and severance taxes, and all other like governmental charges and any deficiencies, penalties, assessments and interest thereon.

          "TAX RETURNS" means any foreign, federal, state, county or local tax report, form, return, information return or other related document required to be filed by any relevant Tax authority.

          "THIRD PARTY CLAIM" has the meaning ascribed to it in SECTION
10.03(a).

          "UNAUDITED FINANCIAL STATEMENT DATE" means the last day of the most recent fiscal quarter of the Company for which Financial Statements are delivered to Purchaser pursuant to SECTION 2.09.

          "UNAUDITED FINANCIAL STATEMENTS" means the Financial Statements for the most recent fiscal quarter of the Company delivered to Purchaser pursuant to
SECTION 2.09.

          (b) CONSTRUCTION OF CERTAIN TERMS AND PHRASES. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) references to Articles, Sections (or subdivisions of Sections), Exhibits, Annexes or Schedules are to this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary; (vi) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement); (vii) references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (viii) references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form;
(ix) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; and (x) references to Persons include their respective permitted successors and assigns and, in the case of Governmental or Regulatory Authorities, Governmental or Regulatory Authorities succeeding to their respective functions and capacities. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                ARTICLE XIII

                               MISCELLANEOUS

          13.01 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

          If to Purchaser, to:

               PDT Cardiovascular, Inc.
               7408 Hollister Avenue
               Goleta, CA  93117
               Facsimile No.:  805-685-6038
               Attention:  Gary S. Kledzik, Ph.D.

          with a copy to:

               Nida & Maloney
               801 Garden Street, Suite 201
               Santa Barbara, CA  93101
               Facsimile No.:  805-568-1955
               Attention:  Joseph E. Nida, Esq.

          If to any Seller:

               Ramus Medical Technologies
               6420 Via Real, Unit 8
               Carpinteria, CA  93013
               Facsimile No.:  805-684-7276
               Attention:  Charles S. Love, President

          with a copy to:

               Stradling, Yocca, Carlson & Rauth
               660 Newport Center Drive, Suite 1600
               Newport Beach, CA  92660

               Facsimile No.:  714-725-4100
               Attention:  Michael E. Flynn

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto; PROVIDED, HOWEVER, that in no event shall Sellers have more than one address or facsimile number for the purpose of notices to any or all Sellers.

          13.02 ENTIRE AGREEMENT. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, including the Letter of Intent, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

          13.03 EXPENSES. Except as otherwise expressly provided in this Agreement (including as provided in SECTION 11.02), if the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, and the Company shall pay the costs and expenses of the Company and the Subsidiaries, incurred in connection with the negotiation, execution and closing of this Agreement, the Operative Agreements and the transactions contemplated hereby and thereby.

          13.04 PUBLIC ANNOUNCEMENTS. At all times at or before the Closing, Sellers will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company and the Subsidiaries sell goods or provide services or with whom the Company and the Subsidiaries otherwise have significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of Purchaser, which consent shall not be unreasonably withheld. Sellers and Purchaser will obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

          13.05 CONFIDENTIALITY. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and in the case of Purchaser, any Person who has provided, or who is considering providing, financing to Purchaser to finance all or any portion of the Purchase Price, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate, Person who has provided, or who is considering providing, financing or Representative), unless (i) compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; PROVIDED that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Company and the Subsidiaries furnished by Seller hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates, any Person who has provided, or who is considering providing, financing to such party and their respective Representatives to, promptly (and in no event later than five (5) Business
Days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

          13.06   FURTHER ASSURANCES; POST-CLOSING COOPERATION.

          (a) At any time or from time to time after the Closing, Sellers shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request more effectively to vest title to the Shares in Purchaser and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Company and the Subsidiaries and their Assets and Properties and Books and Records, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Operative Agreements to which they are a party.

          (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

          (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Sellers in accordance with this paragraph shall be held confidential by Sellers in accordance with SECTION 13.05.

          (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

          13.07 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

          13.08 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

          13.09 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under ARTICLE X.

          13.10 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including its rights under ARTICLE X) to (i) a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein or (ii) any financial institution providing purchase money or other financing to Purchaser or the Company from time to time as collateral security for such financing, but no such assignment referred to in clause (ii) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          13.11 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          13.12   ARBITRATION.  Subject to and without limitation on SECTION
10.03 hereof, in the event of any dispute, claim or controversy between the parties arising out of or relating to this Agreement or any of the documents executed pursuant to this Agreement, whether in contract, tort, equity or otherwise, and whether relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement or any of the documents executed pursuant to this Agreement, such dispute, claim or controversy shall be resolved by and through an arbitration proceeding before a single arbitrator to be conducted under the auspices and the commercial arbitration rules (formal or informal) of ___________ (or any like organization successor thereto) at Santa Barbara, California. The arbitrability of such dispute, claim or controversy shall likewise be determined in such arbitration. Such arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) of _____________. Both the foregoing agreement of the parties to arbitrate any and all such disputes, claims and controversies, and the results, determinations, findings, judgments and/or awards rendered through any such arbitration shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings. Subject to and without limitation on SECTION 10.03 hereof, such arbitration may be initiated by written notice from either party to the other setting forth a demand for arbitration and detailing with specificity the nature of the dispute, claim or controversy to be arbitrated. Time is of the essence of this arbitration procedure, and the arbitrator shall be instructed and required to render its decision within ten (10) days following completion of the arbitration. The parties and arbitrator shall have all of the rights and duties relating to discovery provided by Section 1283.05 of the California Code of Civil Procedure, which is hereby made a part of this Agreement, except that the arbitrator shall have the right to disapprove or to limit any discovery which such arbitrator deems to be for purposes of delay or otherwise unnecessarily burdensome or oppressive.

          13.13 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Each Seller hereby irrevocably appoints its lawful agent and attorney-in-fact to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising out of or relating to this Agreement or any of the Operative Agreements or any of the transactions contemplated hereby or thereby and upon whom such process may be served, with the same effect as if such party were a resident of the State of California and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, PROVIDED that in the case of any service upon such agent and attorney-in-fact, the party effecting such service shall also deliver a copy thereof to the other party at the address and in the manner specified in SECTION 13.01. Each Seller will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. In the event that such agent and attorney-in-fact resigns or otherwise becomes incapable of acting as such, such party will appoint a successor agent and attorney-in-fact in Santa Barbara, California, reasonably satisfactory to Purchaser, with like powers. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Central District of California or any court of the State of California located in the City of Santa Barbara, County of Santa Barbara, in any action, suit or proceeding arising out of or relating to this Agreement or any of the Operative Agreements or any of the transactions contemplated hereby or thereby, and agrees that any such action, suit or proceeding shall be brought only in such court, PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this SECTION 13.13 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of California other than for such purpose and PROVIDED FURTHER, that such consent to jurisdiction and agreement shall not limit the parties' agreement to arbitrate disputes under this Agreement pursuant to SECTIONS 10.03 OR 13.12. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

          13.14 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          13.15 AGENT. Each Seller hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Operative Documents with such powers as are specifically delegated to the Agent by the terms of the Operative Documents, together with such other powers as are reasonably incidental to such powers. Purchaser shall be entitled to rely upon any certification, notice or other communication (including any made by telephone, telecopy, telex, telegram or cable) made by Agent and believed by Purchaser to be genuine and correct and to have been signed or sent by or on behalf of Sellers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or under any Operative Document in accordance with instructions given by Sellers holding a majority of the Shares on the date hereof, and such instructions of such Sellers and any action taken or failure to act pursuant to such instructions shall be binding on all of the Sellers.

          13.16 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Law of the State of California applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

          13.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          13.18 SIGNATURES. The signatures by a party constituting one of the Sellers in their capacity as a trustee or a corporate officer will also constitute the obligation of such party as an individual.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.


                                       SELLERS:

                                       SHAREHOLDERS OF
                                       RAMUS MEDICAL TECHNOLOGIES

                                       Signatures on Schedule 1





                                       PURCHASER

                                       PURCHASER CARDIOVASCULAR, INC.,
                                       a Delaware corporation


                                       By:
                                          ---------------------------------

                                       Title:
                                             ------------------------------

EXHIBITS
--------

     Exhibit A -    Escrow Agreement
     Exhibit B -    Officer's Certificate of Sellers
     Exhibit C -    Opinion of Counsel to Sellers and Company
     Exhibit D -    Special Procedures Report
     Exhibit E -    Officer's Certificate of Purchaser
     Exhibit F -    Secretary's Certificate of Purchaser
     Exhibit G -    Opinion of Counsel to Purchaser

SCHEDULES
---------

     Schedule 1     -    List of Sellers

                                   SCHEDULE 1
                          TO STOCK PURCHASE AGREEMENT

List of Sellers


Shareholder              Number of Shares              Signature
-----------------------------------------              ---------

                                   EXHIBIT B

                               JOINDER AGREEMENT


     The undersigned option holder or Shareholder of Ramus Medical Technologies, a California corporation ("Ramus"), irrevocably and unconditionally agrees to be bound by the terms of that certain Option Agreement between Ramus, Charles S. Love, ***** and PDT Cardiovascular, Inc.


Date:
      --------------                   ----------------------------------
                                       Signature

                                       Name (Typed or Printed):

                                       ----------------------------------











*****Confidential Treatment Requested

                                  SCHEDULE 1

                        List of Shareholders of Ramus

Charles S. Love

*****







*****Confidential Treatment Requested